UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12
UNITED FIRE GROUP, INC.
(Name of registrant as specified in its charter)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED FIRE GROUP, INC.
118 Second Avenue SE, Cedar Rapids, Iowa 52401
April 7, 2026
Dear Fellow Shareholder:
I am pleased to invite you to join us at United Fire Group, Inc.’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”). This year’s meeting will be held in virtual meeting format only via live audio webcast. You will be able to attend the Annual Meeting, submit questions and vote online during the Annual Meeting by logging on to www.meetnow.global/MH7HMXN using your 15-digit control number provided with the Notice Regarding the Availability of Proxy Materials or on your Proxy Card.
The meeting will take place on Wednesday, May 20, 2026, at 10:00 a.m. Central Time. At this year’s meeting, you will be asked to vote on the following proposals:

	Proposals	Recommended Vote
1	Election of five Class A Directors identified in the proxy statement for three-year terms expiring in 2029.	FOR
2	Ratification of the appointment of Ernst & Young LLP as United Fire Group, Inc.'s independent registered public accounting firm for 2026.	FOR
3	Approval, on an advisory basis, of the compensation of United Fire Group, Inc.'s named executive officers.	FOR
4	Approval of the amendment of the 2021 Non-Employee Director Stock Plan to increase the number of shares of United Fire Group, Inc.'s common stock available for issuance thereunder to non-employee directors and to extend the life of the 2021 Non-Employee Director Stock Plan from December 31, 2029 to December 31, 2034.	FOR
Management will also report on United Fire Group, Inc.’s business and shareholders will have an opportunity to ask questions of management and Ernst & Young LLP.
Attached you will find a notice of the Annual Meeting and a Proxy Statement that contains additional information about the meeting and explains the methods you can use to vote your proxy, including by telephone and over the Internet.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to sign your proxy card and return it in the enclosed postage-paid envelope or vote by telephone or Internet prior to the meeting. This ensures that your shares of United Fire Group, Inc.’s Common Stock will be represented and voted at the meeting, even if you cannot attend.
James W. Noyce
Chairperson of the Board of Directors

UNITED FIRE GROUP, INC.
118 Second Avenue SE, Cedar Rapids, Iowa 52401
Notice of 2026 Annual Meeting of Shareholders of United Fire Group, Inc.
Date and time: Wednesday, May 20, 2026, at 10:00 a.m. Central Time.
Place: Virtually via live audio webcast. Shareholders will be able to attend the 2026 Annual Meeting of Shareholders (the “Annual Meeting”), submit questions and vote online by logging on to www.meetnow.global/MH7HMXN at the Annual Meeting date and time using their 15-digit control number provided with the Notice Regarding the Availability of Proxy Materials or on the proxy card.
Items of business: At the Annual Meeting, we will ask shareholders to:
1.    Elect five Class A Directors identified in the attached proxy statement for three-year terms expiring in 2029.
2.    Ratify the appointment of Ernst & Young LLP as United Fire Group, Inc.'s independent registered public accounting firm for 2026.
3.    Approve, on an advisory basis, the compensation of United Fire Group, Inc.'s named executive officers.
4.    Approve the amendment of the 2021 Non-Employee Director Stock Plan to increase the number of shares of United Fire Group, Inc.'s common stock available for issuance thereunder to non-employee Directors and to extend the life of the 2021 Non-Employee Director Stock Plan from December 31, 2029 to December 31, 2034.
5.    Vote upon such other matters as may properly come before the meeting or at any adjournment or postponement thereof.
Who can vote: You can vote if you were a shareholder of record on March 23, 2026.
On or about April 7, 2026, we will begin mailing to our shareholders a Notice Regarding the Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet. By furnishing the Notice Regarding the Availability of Proxy Materials, we are lowering the costs and reducing the environmental impact of our Annual Meeting.
The Board of Directors recommends that shareholders vote FOR the election of each director nominee named in Proposal 1 of the Proxy Statement and FOR Proposals 2, 3, and 4.
By Order of the Board of Directors,
Sarah E. Madsen, Senior Vice President, Chief Legal Officer & Corporate Secretary
Dated April 7, 2026, at Cedar Rapids, Iowa
Your vote is important. Instructions on how to vote are contained in this Proxy Statement and in the Notice Regarding the Availability of Proxy Materials. Please cast your vote by telephone or over the Internet as described in those materials. Alternatively, if you requested a copy of the proxy/voting instruction card by mail, you may mark, sign, date and return the proxy/voting instruction card in the envelope provided.

i

ii

UNITED FIRE GROUP, INC.
118 Second Avenue SE, Cedar Rapids, Iowa 52401
PROXY STATEMENT FOR THE ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON MAY 20, 2026
This solicitation of proxies is made by the Board of Directors of United Fire Group, Inc. (the “Company,” “we,” “us,” or “our,” as the context requires). Proxies will be used at the 2026 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Wednesday, May 20, 2026, at 10:00 a.m. Central Time, and at any adjournment or postponement thereof. This year’s Annual Meeting will be held in virtual meeting format only via live audio webcast. Shareholders will be able to attend the Annual Meeting, submit questions and vote online by logging on to www.meetnow.global/MH7HMXN using their 15-digit control number provided with the Notice Regarding the Availability of Proxy Materials or on the proxy card.
With respect to shares of our $0.001 par value common stock (“Company Common Stock”) held in the United Fire Group, Inc. 401(k) Plan (the “401(k) Plan”), the Board of Directors is soliciting participants on behalf of the Trustee of the 401(k) Plan to direct the Trustee as to how to vote the shares held in the plan.
Under rules adopted by the Securities and Exchange Commission (“SEC”), the Company has chosen to provide its shareholders with the choice of accessing the Annual Meeting proxy materials on the Internet, rather than receiving printed copies of those materials through the mail. In connection with this process, a Notice Regarding the Availability of Proxy Materials (the “Notice”) is being mailed to the Company’s shareholders who have not previously requested electronic access to its proxy materials or printed proxy materials. The Notice contains instructions on how you may access and review the Company’s proxy materials on the Internet and how you may vote your shares over the Internet. The Notice will also tell you how to request the Company’s proxy materials, in either printed form or by email, at no charge. The Notice contains a control number that you will need to vote your shares. We suggest you keep the Notice for your reference through the date of the Annual Meeting.
The Company anticipates that the Notice will be mailed to shareholders and participants in the 401(k) Plan beginning on or about April 7, 2026.
We will solicit proxies principally by mail, but our directors and employees may also solicit proxies by telephone, facsimile, or e-mail. Our directors and employees may also conduct personal solicitations. Our directors and employees will not receive any additional compensation in connection with their solicitation efforts.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2026: The Notice of the Annual Meeting, this Proxy Statement, the 2025 Annual Report on Form 10-K and the 2025 Annual Report to Shareholders are available at: https://ir.ufginsurance.com.

ANNUAL MEETING OF SHAREHOLDERS
Questions and Answers About the Annual Meeting
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will act upon the matters listed in the Notice of the Annual Meeting, including (i) the election of five Class A Directors identified in the attached proxy statement to serve three-year terms expiring in 2029, (ii) the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026, (iii) the approval, on an advisory basis, of the compensation of our named executive officers, and (iv) the approval of the amendment of the 2021 Non-Employee Director Stock Plan to increase the number of shares of our common stock available for issuance thereunder and to extend the life of the 2021 Non-Employee Director Stock Plan from December 31, 2029 to December 31, 2034. Our management team will also report on our performance during fiscal year 2025. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they choose to, and will be available to respond to appropriate shareholder questions.
How can I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No in-person meeting will be held.
You will be able to submit questions during the Annual Meeting and vote online by logging on to www.meetnow.global/MH7HMXN using your 15-digit control number provided with the Notice or on your proxy card.
The Annual Meeting will begin promptly at 10:00 a.m. Central Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please follow the instructions that will be posted on the virtual shareholder meeting login page.
How do I register to virtually attend the Annual Meeting via the Internet?
If you are a shareholder of record (i.e., you hold your shares registered in your name through Computershare Trust Company, N.A., our transfer agent and registrar), you do not need to register to virtually attend the Annual Meeting via the Internet. Please follow the instructions on the Notice or on your proxy card that you received with this Proxy Statement to attend the meeting.
If you hold your shares through an intermediary, such as a broker, bank, or other nominee, you must register in advance to virtually attend the Annual Meeting via the Internet.
To register in advance to virtually attend the Annual Meeting via the Internet, you must submit a legal proxy that reflects proof of your proxy power. The legal proxy will show your holdings in Company Common Stock with your name. Please forward a copy of the legal proxy along with your email address to Computershare according to the below instructions.
Requests for registration should be directed as follows:
•    By email: Forward the email from your broker, bank, or other nominee, or attach an image of your legal proxy, to legalproxy@computershare.com.
•    By mail: Computershare, United Fire Group, Inc. Legal Proxy, P.O. Box 43001 Providence, RI 02940-3001. If you submit materials by mail, please also provide your e-mail address.
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on May 15, 2026. You will receive confirmation of your registration by email after Computershare receives your registration materials.
Who may attend the Annual Meeting?
All shareholders of record as of March 23, 2026 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you must register as described above under “How do I register to virtually attend the Annual Meeting via the Internet?”

May shareholders ask questions at the Annual Meeting?
Yes. As part of the Annual Meeting, we will hold a live question and answer session, during which we will answer questions that are pertinent to the Company and the Annual Meeting matters, as time permits. Shareholders will have the ability to submit questions online during the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Shareholders of Record
If your shares are registered in your name with Computershare Trust Company, N.A., our transfer agent and registrar, you are considered a shareholder of record. Shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting or at any postponement or adjournment thereof. At the close of business on the Record Date, there were 25,614,281 shares of Company Common Stock issued and outstanding. Each share of Company Common Stock entitles its record holder to one vote.
Brokerage and Other Account Holders
If your shares are held in a brokerage account or by a bank or other nominee, your name does not appear anywhere in the Company’s shareholder records. Instead, the “street name” of your broker, bank or other nominee who holds the shares for you appears on our records and you are the beneficial owner of the shares. Access to our proxy materials is being forwarded to you by your broker, bank, or other nominee. As the beneficial owner, you have the right to direct your brokerage firm, bank, or other nominee how to vote your beneficial shares by filling out and returning the voting instruction form provided to you from such other institution. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are invited to attend the Annual Meeting, but you must obtain a legal proxy from the record holder of your shares and bring a copy of a statement (such as a brokerage statement) from your nominee reflecting your stock ownership as of the Record Date, or register as described above under “How do I register to virtually attend the Annual Meeting via the Internet?”.
401(k) Plan Participants
If you are a participant in our 401(k) Plan, your proxy card shows the number of shares of Company Common Stock held for your benefit in those plans, plus any other shares you may own. If you hold stock through the 401(k) Plan, voting your proxy also serves as confidential voting instructions to the Trustee of the 401(k) Plan (Principal Financial Group). The Trustee will vote your shares in accordance with the specific voting instructions that you indicate on your proxy card. If you provide no specific voting instructions, the Trustee of the 401(k) Plan will vote your shares in proportion to the voting instructions it receives from those plan participants who do submit voting instructions.
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call Local 1-888-724-2416 or International +1 781-575-2748.
What constitutes a quorum for the Annual Meeting?
The presence at the Annual Meeting of a majority of the outstanding shares (50% plus one share) of Company Common Stock represented either virtually during the live webcast or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the existence of a quorum at the Annual Meeting.
What is a broker non-vote?
A “broker non-vote” occurs when a broker submits a proxy but lacks discretionary power to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2026 is the only matter to be presented at the Annual Meeting that is considered a “routine” matter, and brokers have the discretionary power to vote on this matter without any instructions from the beneficial owners. Each of the other matters to be presented at the Annual Meeting are considered “non-routine.”

Therefore, if you hold your shares in “street name” you should give voting instructions to your broker, bank, or other nominee, to ensure your shares are counted in the election of directors and the advisory vote to approve executive compensation. Broker non-votes will have no effect on the voting results of the matters presented at the Annual Meeting.
How do I vote my shares?
You may vote in the following ways:
•    Virtually during the Annual Meeting: See the instructions above under “How can I attend the Annual Meeting?” and “How do I register to virtually attend the Annual Meeting via the Internet?”.
•    By mail: If you received printed proxy materials, complete and sign your proxy card and return it by mail in the enclosed business reply envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If an additional proposal comes up for a vote at the Annual Meeting that is not on the proxy card, your shares will be voted in the best judgment of the authorized proxies, Eric J. Martin and Sarah E. Madsen. If you sign and return your proxy card without marking voting instructions, your shares will be voted FOR the election of each of the director nominees identified in this Proxy Statement, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026, FOR approval, on an advisory basis, of the resolution regarding the compensation of our named executive officers, and FOR the approval of the amended 2021 Non-Employee Director Stock Plan to increase the number of shares of our common stock available for issuance thereunder to non-employee directors and to extend the life of the 2021 Non-Employee Director Stock Plan from December 31, 2029 to December 31, 2034.
•    By telephone: To vote your shares by telephone, call the toll-free telephone number on your proxy card. You must have a touch-tone or cellular telephone to use this voting method. You will need to follow the instructions on your proxy card and the voice prompts to vote your shares.
•    Via the Internet: You may go to the website listed on your proxy card to vote your shares via the Internet. You will need to follow the instructions on your proxy card and the website to vote your shares.
Telephone and Internet voting options are available 24 hours a day, seven days a week. The deadline for voting by telephone or over the Internet is 12:00 a.m. Central Time on Wednesday, May 20, 2026. When prompted, you will need to enter the 15-digit control number shown on your proxy card. You will then be able to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone or over the Internet, your vote authorizes the proxies in the same manner as if you had signed, dated, and returned your proxy card by mail. Telephone and Internet voting procedures, including the use of control numbers found on the proxy cards, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares securely and to confirm that their instructions have been properly recorded. If you vote by telephone or over the Internet, you do not need to return your proxy card.
If you hold your shares in street name, you may vote by telephone or over the Internet only if your bank, broker or other nominee makes those methods available to you, in which case your broker, bank or other nominee will provide specific instructions for using those options.
If I hold my shares in a brokerage account and do not return voting instructions, will my shares be voted?
If your shares are held in a brokerage account or by a bank or other nominee, your broker, bank, or other nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers who have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the ratification of the choice of auditor, without receiving voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters, such as the election of directors, or executive compensation matters, without receiving client voting instructions. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority for that proposal and has not received voting instructions from the beneficial owner. The proposal to approve the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026 is the only routine matter being voted on at the Annual Meeting and, therefore, is the only proposal that may be voted by your broker, bank, or other nominee in its discretion without having received voting instructions from you.
Can I revoke my proxy or change my vote after I return my proxy?
Yes. Even after you submit a proxy, you may revoke your proxy or change your vote at any time before the proxy is exercised and vote cast at the Annual Meeting by:

•    delivering written notice to our transfer agent, Computershare, P.O. Box 505000, Louisville, KY 40233-5000, or via overnight delivery to Computershare, 462 South 4th St. Ste 1600, Louisville, KY 40202;
•    delivering written notice to the Corporate Secretary of United Fire Group, Inc. at P.O. Box 73909, Cedar Rapids, Iowa 52407-3909;
•    executing and delivering a later-dated proxy;
•    voting again by telephone or via the Internet; or
•    attending virtually and voting during the Annual Meeting.
Attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy. If you hold your shares in street name, you may contact your broker, bank or other nominee for instructions as to how to revoke or change your vote.
Who pays for this proxy solicitation?
United Fire Group, Inc. will pay the expenses of this solicitation of proxies. Expenses may include reimbursement to brokerage firms and others of their cost for forwarding solicitation materials to beneficial owners. We have engaged Georgeson Inc. to assist with the solicitation of proxies for an estimated fee of $16,500 plus reimbursement for reasonable out-of-pocket costs and expenses for its services.
Does United Fire Group, Inc. deliver proxy materials electronically?
Yes. In accordance with the SEC’s “Notice and Access” rules, United Fire Group, Inc. mailed the Notice to shareholders beginning on or about April 7, 2026. The Notice describes the matters to be considered at the Annual Meeting and how shareholders may access the proxy materials via the Internet. It also provides instructions on how shareholders may vote their shares. If you received the Notice, you will not receive a printed version of the proxy materials unless you request one. If you would like to receive a printed version of the proxy materials, free of charge, please follow the instructions in the Notice.
What are the benefits of electronic delivery?
Electronic delivery reduces United Fire Group, Inc.’s printing and mailing costs as well as the environmental impact of the Annual Meeting. It is also a convenient way for you to receive your proxy materials and makes it easy to vote your shares via the Internet.
How may I obtain copies of United Fire Group, Inc.’s corporate governance documents?
The following documents are available free of charge to any shareholder who requests them by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com, by selecting Overview and then Governance Documents.
•Anti-Hedging and Anti-Pledging Policy
•Code of Ethics and Business Conduct
•Committee Charters — Audit Committee, Compensation and Human Capital Committee, Executive Committee, Investment Committee, Nominating and Governance Committee, and Risk Management Committee
•Corporate Governance Guidelines
•Disclosure Policy
•Diversity, Equity, and Inclusion Policy
•Human and Labor Rights Policy
•Insider Trading Policy
•Investment Policy Statement
•Recovery of Erroneously Awarded Compensation Policy
•Third-Party Code of Conduct
In addition, copies of our Articles of Incorporation and Bylaws are available free of charge to any shareholder who requests them by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909. Our Articles of Incorporation and Bylaws are also available free of charge on the SEC’s EDGAR website at www.sec.gov.

Delivery of One Set of Annual Meeting Materials to Shareholders in a Single Residence
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports to shareholders with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to shareholders addressed to those shareholders. This process, commonly referred to as “householding,” provides cost savings for companies and helps to minimize the environmental impact of the Annual Meeting. We and some brokers household proxy materials and annual reports to shareholders unless contrary instructions have been received from the affected shareholders. Once you have received notice from us, your broker, or other designated intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate printed Proxy Statement and annual report to shareholders, notify us by calling our transfer agent at (877) 373-6374, or submit a written request via regular mail to Computershare, P.O. Box 505000, Louisville, KY 40233-5000, or via overnight delivery to Computershare, 462 South 4th St., Ste 1600, Louisville, KY 40202.
Shareholders who currently receive multiple copies of their proxy materials and would like to request householding should submit a written request to: Computershare Trust Company, N.A. at either address above.
Please include the Company’s name, United Fire Group, Inc., and your account number(s), in any correspondence regarding householding. Street name shareholders wishing to cancel or request householding of their proxy materials should contact their brokers directly.
Electronic Availability of Proxy Materials
Electronic versions of our Notice of the Annual Meeting, this Proxy Statement and 2025 Annual Report to Shareholders are available on our public website, http://ir.ufginsurance.com by selecting Financial Documents and then Annual Reports and Proxy. The information provided on our website is not part of this Proxy Statement and is not incorporated herein by this reference.

BOARD OF DIRECTORS
Our Board of Directors currently consists of 12 directors. The current membership includes: James W. Noyce (Chairperson), John-Paul E. Besong, Scott L. Carlton, Brenda K. Clancy, Christopher R. Drahozal, Matthew R. Foran, Mark A. Green, Kevin J. Leidwinger, Lura E. McBride, George D. Milligan, Gilda L. Spencer, and Susan E. Voss. Mr. Besong is not standing for election as a director of the Company in accordance with the retirement age policy set forth in the Company’s Bylaws. The Company thanks Mr. Besong for his many years of distinguished service to the Company.
Corporate Governance
In order to promote the highest standards of management for the benefit of shareholders, our Board of Directors follows certain governance practices regarding how the Board of Directors conducts its business and fulfills its duties. United Fire Group, Inc.’s Corporate Governance Guidelines may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com, by selecting Overview and then Governance Documents. The following describes the governance practices used by the Board of Directors.
Board Size, Composition and Independence Determination
Our Board of Directors currently consists of 12 members, divided among three classes (Class A, Class B and Class C). Mr. Noyce serves as the Chairperson. Following the departure of Mr. Besong effective as of the Annual Meeting, the size of the Board of Directors will be reduced to 11 members.
The Board of Directors requires a majority of our directors to be independent, as defined by The Nasdaq Global Select Market (“Nasdaq”) in its listing rules (the "Nasdaq Listing Rules"). The Board of Directors determines director independence by applying the definition of independence contained in the applicable Nasdaq Listing Rules, both for purposes of Nasdaq’s rule requiring that a majority of the Board of Directors consist of independent directors and its rules requiring the Audit Committee, Nominating and Governance Committee and Compensation and Human Capital Committee (“Compensation Committee”) to be comprised entirely of independent directors.
The Board of Directors has analyzed the independence of each director who served on the Board of Directors during 2025 and each director nominee and determined that 11 of our 12 existing directors are independent within the meaning of the Nasdaq Listing Rules. Mr. Leidwinger, our President and Chief Executive Officer, is the only director deemed not independent.
Qualifications, Skills and Diversity of Directors and Director Nominees
Our Nominating and Governance Committee, with input from our Chief Executive Officer, reviews and evaluates all director nominees, including incumbent nominees. The Nominating and Governance Committee and the Board of Directors seek qualified individuals who possess the minimum qualifications and the desirable qualities or skills described under the heading “Director Nomination Process” in this Proxy Statement.
All our incumbent directors and nominees possess both the specific minimum qualifications and the desirable qualities or skills. The following charts reflect the qualifications, key skill sets and diversity of our nominees and continuing directors.

Director Qualifications and Experience	Scott Carlton	Brenda Clancy	Christopher Drahozal	Matthew Foran	Mark Green	Kevin Leidwinger	Lura McBride	George Milligan	James Noyce	Gilda Spencer	Susan Voss
Academia & Education			X							X
Accounting	X	X							X
Actuarial									X
Senior Administration	X	X		X	X	X	X	X	X	X	X
Business Operations	X	X		X	X	X	X	X	X
Corporate Governance	X	X	X	X	X	X	X	X	X	X	X
Finance & Capital	X	X		X	X		X		X		X
Industry Service		X		X	X	X		X	X	X	X
Investment				X	X	X		X	X
Marketing				X	X	X	X
Regulatory & Government			X								X
Risk Management	X	X		X	X	X	X	X	X	X
Technology & Systems		X		X		X	X

Our continuing directors provide an effective mix of experience and fresh perspective, as shown on the following charts.

The average age is 62 as of April 7, 2026.            The average tenure is 11.6 years.

Board Diversity Matrix
The table below provides certain highlights of the composition of our continuing directors as of April 7, 2026.

	Total Number of Directors:			11
	Female.	Male.	Non-Binary.	Did Not Disclose Gender.
Gender Identity
Directors	4	7	—	—
Demographic Background
African American or Black	1	0	—	—
White	3	7	—	—

Attendance at Director and Shareholder Meetings
The full Board of Directors met six times during 2025. All the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and each of the committees on which they served. Our Corporate Governance Guidelines require directors to attend our Annual Meeting, except for absences due to causes beyond the reasonable control of the director. All directors serving at the time of the 2025 Annual Meeting of Shareholders attended that meeting.
Director Retirement
According to our Bylaws, each director must submit his or her resignation from the Board of Directors no later than the first day of February after he or she reaches age 72, and such resignation must be effective no later than the next annual meeting. According to this policy, Mr. Besong is not standing for election as a director of the Company in accordance with the retirement age policy set forth in the Company’s Bylaws. The Company thanks Mr. Besong for his many years of distinguished service to the Company.

Director Stock Ownership
We believe that non-employee directors should own and hold Company Common Stock to further align their interests and actions with the interests of our shareholders. Our Articles of Incorporation require that all of our directors own shares of Company Common Stock. The Board of Directors has adopted stock ownership guidelines indicating that each non-employee director should beneficially own at least 100 shares of Company Common Stock when he or she joins the Board of Directors and at least 5,000 shares of Company Common Stock within five years of first being elected to the Board of Directors. A non-employee director shall not sell any shares of Company Common Stock received as a result of an award: (a) if the non-employee director has not met the stock ownership requirement; or (b) if the sale would cause the ownership of the non-employee director to fall below the stock ownership requirement.
Current beneficial stock ownership for each director can be found in the table under “Security Ownership of Certain Beneficial Owners” in this Proxy Statement. All our current directors comply with our stock ownership guidelines.
Board Leadership Structure
Our Board of Directors is led by an independent Chairperson. We believe that this is the most appropriate leadership structure for our Board of Directors at this time because we recognize the benefits of separating the Chief Executive Officer and Chairperson roles to provide for strong independent leadership of the Board of Directors while allowing the Chief Executive Officer to focus more completely on setting the strategic direction for our Company and providing day-to-day leadership.
Our Board of Directors does not have a formal policy requiring the positions of Chairperson and Chief Executive Officer to be separate and may decide from time to time to change our approach based on what is in the best interest of the Company. Our Board of Directors strongly endorses the concept of an independent director being in a position to lead our independent directors. If at any time our Chairperson is not an independent director, the independent directors serving at that time will elect an independent director to serve as lead director.
Our independent Chairperson is responsible for the effective functioning of the Board of Directors and generally has the following duties:
•    Provide guidance to our Chief Executive Officer and facilitate effective communication and relationships between the Board of Directors and management;
•    Set agendas for Board of Directors meetings and take steps to ensure that the Board of Directors is receiving accurate and timely information on matters relevant to their duties;
•    Preside at all shareholder and director meetings; and
•    Speak on behalf of the Board of Directors when necessary or appropriate.
The Board of Directors has six standing committees: the Audit Committee, Compensation Committee, Executive Committee, Investment Committee, Nominating and Governance Committee and Risk Management Committee. Only independent directors may serve on the Audit Committee, Compensation Committee and Nominating and Governance Committee. Each committee is governed by a written charter that is reviewed and approved annually by the applicable committee, the Nominating and Governance Committee, and the full Board of Directors. All committee charters are available for review either on our public website, http://ir.ufginsurance.com by selecting Overview and then Governance Documents, or in paper form upon written request to: United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
Risk Oversight by the Board of Directors
The Risk Management Committee’s charter requires it to assist the Board of Directors in identifying and evaluating risks inherent in our business and to oversee and review the significant policies, procedures, and practices employed to manage risks. Enterprise Risk Management (“ERM”) is a methodology that helps us assess and manage our overall exposure to risk. In addition to our Risk Management Committee, we have an executive enterprise risk management committee (“Executive ERM Committee”) that includes our President & Chief Executive Officer, Executive Vice President & Chief Financial Officer, Executive Vice President & Chief Operating Officer, Senior Vice President & Chief Legal Officer, Senior Vice President & Chief Human Resources Officer, Senior Vice President & Chief Underwriting Officer, Senior Vice President & Chief Administrative Officer, Senior Vice President & Chief Claim Officer, Senior Vice President & Chief Actuary & Risk Officer, Senior Vice President – Chief Reinsurance Officer, Vice President & Chief Marketing Officer, and Vice President – Internal Audit.
The Executive ERM Committee meets independently of the Risk Management Committee, with a representative from the Risk Management Committee in attendance. Certain members of the Executive ERM Committee are invited to attend and participate in meetings of the Risk Management Committee. During 2025, the Executive ERM

Committee met on a quarterly basis to implement risk management strategies. During its meetings, the Executive ERM Committee discusses the risks that our Company faces and the controls that are in place to mitigate those risks and identifies potential additional risks.
Collectively, the Risk Management Committee and the Executive ERM Committee have identified two broad categories of risks faced by our Company: insurance risk and operational risk. We employ a multi-disciplinary approach to risk identification and evaluation, analyzing risk from the point of view of claims, underwriting, finance, and investments. Types of insurance risks generally include, but are not limited to, those risks associated with catastrophes, loss reserving practices, underwriting practices, policy pricing, geographical concentrations of property insured, competition and business mix. Types of operational risks we face generally include, but are not limited to, those risks associated with the diversification and quality of our investments, information technology and cybersecurity, regulatory and legal compliance, business continuity planning, executive succession planning and the application of accounting policies and procedures. In addition, the Executive ERM Committee is reviewing issues related to artificial intelligence ("AI").
ERM issues are also discussed during quarterly meetings of our full Board of Directors, where directors are updated on ERM issues and the ongoing efforts of the Executive ERM Committee and our Risk Management Committee. The work of our Executive ERM Committee, in conjunction with the Risk Management Committee and the Board of Directors, has led to the utilization of tools such as the AdvantagePoint™ tool, designed to aid in the evaluation and mitigation of our Company’s business risks.
The Risk Management Committee also reviews and evaluates the Company’s identification, assessment and management of risks associated with environmental, social and governance (“ESG”) matters, including but not limited to climate change and ESG-related emerging risks.
Cybersecurity risk oversight is a focus area of our Risk Management Committee and the full Board of Directors. The Risk Management Committee's charter requires it to assist the Board of Directors in identifying and evaluating risks inherent in our business and to oversee and review the significant policies, procedures, and practices employed to manage risks. The Risk Management Committee receives a quarterly cybersecurity update from the Chief Administrative Officer, which is shared with the full Board of Directors. The Board of Directors discusses cybersecurity matters and risks on a quarterly basis or more frequently, as needed, at the recommendation of the Risk Management Committee. For more information, please refer to Item 1C, Cybersecurity, in our Annual Report on Form 10-K for the year ended December 31, 2025.
In addition, certain Board committees oversee risk within their respective areas of responsibility. For example, the Audit Committee has been charged with primary oversight of financial, accounting and securities related risks, and the Compensation Committee oversees the risks associated with the Company’s compensation policies and practices, including conducting an annual risk assessment of such policies and practices. Together with the Audit Committee, the Compensation Committee has concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Recovery of Erroneously Awarded Compensation Policy
To further align management’s interests with the interest of shareholders and support good governance practices, the Board of Directors has adopted a Recovery of Erroneously Awarded Compensation Policy (“Clawback Policy”) applicable to incentive-based compensation to executive officers. In the event the Company is required to prepare an accounting restatement due to errors, omissions or fraud, the Board of Directors may direct the Company to recover from each of the executive officers the excess value received from any incentive award over the value actually earned based on the restated performance. Our Clawback Policy may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com, by selecting Overview, then Governance Documents, and then Recovery of Erroneously Awarded Compensation Policy.
Anti-Hedging and Anti-Pledging Policy
Our policies do not permit our directors or executive officers, including our named executive officers or employees, to “hedge” their ownership by: (a) trading in publicly-traded options, puts, calls, or other derivative instruments related to the Company’s equity or debt securities; or (b) purchasing financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company. In addition, directors and officers are not permitted to hold securities of the Company in margin accounts or to pledge securities of the Company as collateral for loans. Our Anti-Hedging and Anti-Pledging Policy may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com, by selecting Investors, then Overview, then Governance Documents and then Anti-Hedging and Anti-Pledging Policy.

Code of Ethics
Our Board of Directors has adopted a Code of Ethics and Business Conduct that applies to all of our officers, directors, and employees and is reviewed annually by our Nominating and Governance Committee. The Board of Directors adopted a revised Code of Ethics and Business Conduct, effective August 18, 2023. United Fire Group, Inc.’s Code of Ethics and Business Conduct may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com by selecting Overview, then Governance Documents and then Code of Ethics and Business Conduct. The Code of Ethics and Business Conduct sets forth certain expectations of business conduct and identifies various violations of the code and establishes procedures regarding the reporting of such violations. The Code of Ethics and Business Conduct also sets forth the Company's policies related to anti-money laundering, anti-bribery, and anti-corruption. The Company conducts mandatory annual training on the aforementioned topics. We intend to include on our website information about any amendments to, or waivers from, a provision of the Code of Ethics and Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller.
Board Effectiveness Assessment and Evaluation Process
Our Nominating and Governance Committee conducts an annual survey of the directors to assess the effectiveness of our Board of Directors. The Nominating and Governance Committee reviews and considers the results of the survey, reports its findings to the Board of Directors and addresses any areas of concern. The committee also makes recommendations to the Board of Directors regarding our corporate governance practices. All standing committees of our Board of Directors conduct annual self-assessments and report such self-assessments to the Board of Directors.
Director Compensation
We have designed the compensation of our non-employee directors to attract and retain qualified directors and to align directors’ interests with the interests of our shareholders. See “Director Compensation” in this Proxy Statement for a description of our directors’ compensation program and the fees paid to our non-employee directors during 2025.
Executive Sessions of Independent Directors
The independent directors meet in an executive session following each meeting of the Board of Directors. The Chairperson of the Board presides at meetings of the independent directors. These sessions allow the independent directors to discuss topics without management present. Four executive sessions were held in 2025.
Access to Management and Independent Advisers
The independent directors have access to management and, as necessary and appropriate, to independent advisers.
ESG Initiatives and Oversight
United Fire Group, Inc. has implemented a cross-functional approach to ensure human capital initiatives and sustainability matters are incorporated into our core business operations and our strategic plan. We understand that prioritizing our people and the planet is critical to our ability to deliver on our promise of value to our shareholders.
In addition to engaging our leaders in ESG initiatives, the Board of Directors also evaluates and oversees risks related to ESG matters and has revised the committee charters to reflect these additional responsibilities. Our Nominating and Corporate Governance Committee oversees our ESG policies and practices generally, and reviews our voluntary ESG disclosures, goals, and metrics that we provide. The Audit Committee, in its oversight of financial risk exposures, internal controls and financial reporting, reviews policies, processes, and internal controls for collecting ESG data to ensure disclosures containing ESG data are accurate, reliable, and consistent. The Compensation Committee oversees our human capital management initiatives and corporate culture matters, and reviews and approves our human rights and diversity, equity and inclusion policies. The Investment Committee reviews risks related to our investment portfolio, with oversight of any responsible investment strategies and associated risks (in consultation with the Risk Management Committee). The Risk Management Committee reviews and evaluates the Company’s identification, assessment, and management of risks such as climate change and ESG-related emerging risks, as well as coordinates with other committees of the Board of Directors on ESG risks specific to such committees’ areas of oversight.
During 2025 and early 2026, highlights of our ESG initiatives and achievements included:

Environmental
•WELL v2 Building Certification (Platinum Status): In 2025, we maintained our platinum WELL V2 Building designation for the American Building. In addition to completing rigorous air and thermal testing, we have been successful in upholding all required quality metrics throughout the year. The WELL Building Standard, a leading global framework, focuses exclusively on the ways that buildings and organizations can improve employee comfort, drive better choices, and enhance health and well-being. Organizations are given three years to complete all performance testing and documentation. We are proud to be the first insurance company in the United States to achieve platinum status WELL certification.
•Responsible Scaling of Corporate Real Estate: We continue to evaluate our space needs in support of on-going flexible working arrangements. During 2025, we right-sized our Dallas office space. From the beginning of 2022 through the end of 2025, we successfully decreased our real estate footprint by over 32%.
•Net-Zero Waste Initiative: We continued to embrace environmental stewardship in 2025 with excellent results from the net-zero waste program that was initiated in 2022. In 2025, we successfully diverted 17 tons of waste from the landfill, which includes paper shredding, composting and recycling, and continued to save on janitorial costs by utilizing "UFGreen" stations and encouraging our employees to separate their own compost and recycling.
•Reduced Carbon and GHG Emissions: From 2022 through the end of 2025 we minimized the size of our fleet by 68% and reduced miles driven by over 50%. This reduction significantly decreased our carbon footprint and reduced GHG emissions. We leveraged the sustainability platform we implemented in 2024 to measure, manage, and report out on targeted sustainability efforts. In addition, we have continued to disclose comprehensive annual sustainability reporting relative to established targets on office square footage usage, utility usage, fleet vehicle carbon emissions, net zero metrics, energy performance, building emissions, fuel performance, water performance, and GHG emissions.
Social
•Conducted Inaugural Employee Engagement Survey: In 2025, nearly 85% of UFG employees participated in our inaugural employee engagement survey. Leaders shared the results with their teams and collectively developed team-specific action plans to strengthen engagement.
•Enhanced Communities through Nonprofit Grants: In 2025, the United Fire Group (UFG) Foundation celebrated awarding more than $18 million to nonprofits since it was established in 1999. The UFG Foundation prioritizes funding for established 501(c)(3) organizations providing arts, education, environmental and health/human services in or near our corporate headquarters and regional office communities.
•United Way Campaign: UFG raised over $120,000 from our employees and officers for United Way in 2025, well exceeding its milestone goal of $7 million in lifetime donations to support the communities in which we live, work and do business.
Governance
•Reviewed and Refreshed all Board-Approved Policies: In 2025, we reviewed, and in some instances, revised, all Board of Directors committee charters, as well as our Code of Ethics and Business Conduct, Anti-Hedging and Anti-Pledging Policy, Corporate Governance Guidelines, Disclosure Policy, Recovery of Erroneously Awarded Compensation Policy, Human and Labor Rights Policy, and Insider Trading Policy (as discussed further below).
•Insider Trading Policy: We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq Listing Rules. A copy of our Insider Trading Policy is included as Exhibit 19 to our 2025 Annual Report on Form 10-K filed on February 26, 2026.
•Adopted AI Acceptable Use Policy: In October 2025, the Company adopted an AI Acceptable Use Policy designed to support the responsible and appropriate use of artificial intelligence tools across the organization. The policy establishes principles and guardrails for the use of AI technologies, including expectations relating to data protection, confidentiality, ethical use, regulatory compliance, and risk management.
Committees of the Board
The current membership of the six standing committees of the Board of Directors is shown in the following table:

Director Name	Audit Committee	Compensation and Human Capital Committee	Executive Committee	Investment Committee	Nominating and Governance Committee	Risk Management Committee
Executive Director
Kevin J. Leidwinger			M	M		M
Independent Directors
John-Paul E. Besong	M					M
Scott L. Carlton	M, F	M	M	M
Brenda K. Clancy	C, F	M	M
Christopher R. Drahozal	M		M			M
Matthew R. Foran				M		C
Mark Green		M		C	M	M
Lura E. McBride		M			M
George D. Milligan	M		M	M	C
James W. Noyce, Chairperson of the Board	M, F	M	C		M
Gilda L. Spencer		M				M
Susan E. Voss		C		M		M

M = Member | C = Chair | F = Audit Committee Financial Expert
Audit Committee
We have a separately designated standing Audit Committee, as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is governed by a charter, which requires that each member of the Audit Committee be an independent director. All the members of the Audit Committee are independent under the Nasdaq Listing Rules, applicable law and the applicable rules and regulations of the SEC, including Section 10A(m)(3) of the Exchange Act. The Board of Directors has determined that Messrs. Carlton and Noyce and Ms. Clancy each possess the skills necessary to qualify as audit committee financial experts as defined by Item 407(d)(5) of Regulation S-K under the Exchange Act.
The Audit Committee is directly responsible for the appointment, compensation and retention (or termination) of our independent registered public accounting firm. The Audit Committee is also responsible for oversight of our internal audit function. The Audit Committee seeks to maintain free and open communications between the directors, the independent registered public accounting firm, the internal auditor and management. Other duties consist of reviewing recommendations by the internal auditor and the independent registered public accounting firm on accounting matters and internal controls; advising the Board of Directors on the scope of audits; reviewing our annual Consolidated Financial Statements and the accounting standards and principles followed; and, if necessary, conducting independent inquiries. The Audit Committee also reviews policies, processes, and internal controls for collecting ESG data. The Audit Committee met four times during 2025, including one time in a joint session with the Risk Management Committee.
Compensation Committee
All the members of our Compensation Committee are independent under the Nasdaq Listing Rules, applicable law, and the applicable rules and regulations of the SEC, including Section 10C(a) of the Exchange Act. No Compensation Committee member is an employee or former employee of our Company, its subsidiaries, or affiliates. With the exception of compensation for his or her service on the Board of Directors, no Compensation Committee member received any consulting, advisory, or other compensatory fee from us. No Compensation Committee member had any relationship that, in the opinion of the directors, would interfere with his or her exercise of independent judgment as a member of the committee.
Compensation Committee Interlocks and Insider Participation
During 2025, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer(s) served on our Board of Directors or Compensation Committee. No Compensation Committee member had any relationship requiring disclosure under the heading “Transactions with Related Persons” in this Proxy Statement.

Responsibilities and Authority
The role of the Compensation Committee is to assist the Board of Directors in satisfying its responsibilities relating to the compensation of our Section 16 officers and directors as well as the review of our human capital management practices. The Compensation Committee oversees all aspects of the compensation of our executive officers and directors, including our director and management equity plans and deferred compensation plans, and other management incentive compensation programs. In overseeing those plans, the Compensation Committee may delegate authority to Company officers for day-to-day plan administration and interpretation. Management provides information to assist the committee regarding participation and award levels in the management plans. The Compensation Committee may not delegate authority for matters affecting the executive officers. The Compensation Committee’s primary processes with respect to compensation of our named executive officers can be found under the heading “Compensation Discussion and Analysis” in this Proxy Statement. During 2025, the Compensation Committee engaged the services of Mercer LLC ("Mercer") as its independent outside compensation consultant to provide advice on executive and director compensation matters. For a discussion of the specific services provided by Mercer, see the "Compensation Discussion and Analysis" in this Proxy Statement. The Compensation Committee also oversees the Company’s policies, processes and practices relating to human capital matters, such as executive development, talent management, workforce diversity, equity and inclusion programs, and workplace environment and corporate culture. The Compensation Committee met five times during 2025.
Executive Committee
The Executive Committee meets during the intervals between Board of Directors’ meetings and has the right and authority to exercise the full powers of our Board of Directors, except where limited by law, or where responsibility and authority is reserved to the Board of Directors or vested in another committee of the Board of Directors. This committee also meets regularly with our Chief Executive Officer, participates with management in the development of our strategic initiatives, and monitors the implementation of these initiatives. In addition, the Executive Committee provides regular advice and counsel to management. The Executive Committee met four times during 2025.
Investment Committee
The Investment Committee develops the Investment Policy Statement and oversees the performance of the Company's external investment management firm, New England Asset Management ("NEAM"). The Investment Committee reviews the Company’s investments and the quality and performance of, and the risks related to, the Company’s investment portfolios. In addition, the Committee is responsible for ensuring that the investments made by NEAM are permissible and in accordance with applicable law. The Investment Committee met four times during 2025.
Risk Management Committee
For a description of responsibilities and activities of the Risk Management Committee, see “Risk Oversight by the Board of Directors” in this Proxy Statement. The Risk Management Committee met five times during 2025, including one time in a joint session with the Audit Committee.
Nominating and Governance Committee
All of the members of our Nominating and Governance Committee are independent under the Nasdaq Listing Rules and the applicable rules and regulations of the SEC. The Nominating and Governance Committee is responsible for reviewing all director nominees, including incumbents, and making recommendations of nominees to the entire Board of Directors. The Nominating and Governance Committee is also responsible for assessing and reporting on nominee qualifications, making assessments of director independence, identifying, and reviewing related person transactions, and other matters, including director education and succession planning. The Nominating and Governance Committee also oversees and provides input regarding the Company’s policies, strategies, programs, and any goals that may be established from time to time related to ESG matters, as well as any public disclosures relating thereto. The Nominating and Governance Committee met five times during 2025.
Director Nomination Process
The Nominating and Governance Committee has adopted a written policy regarding the consideration of director candidates, including candidates recommended by shareholders. The Nominating and Governance Committee evaluates candidates recommended by shareholders in the same manner as it evaluates other candidates. The committee seeks candidates with the following minimum qualifications:

•Each candidate must be prepared to represent the best interests of all our shareholders and not just one particular constituency.

•Each candidate must be an individual who has demonstrated integrity and ethics in the candidate’s personal, business, and professional life and has an established record of business and professional accomplishment.
•Neither the candidate nor the candidate’s family members (as defined in the Nasdaq Listing Rules), affiliates or associates (as defined in Rule 405 promulgated under the Securities Act of 1933) shall have any material personal, financial, or professional interest in any present or potential competitor of ours.
•Each candidate must, as a director, agree to participate fully in Board of Directors activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board of Directors and the committee(s) of which he or she is a member and not have other personal, business or professional commitments that would interfere with or limit his or her ability to do so.
•Our Articles of Incorporation require that every director is also a shareholder. Each candidate must be willing to make, and financially capable of making, an investment in Company Common Stock as required by the non-employee director stock ownership guidelines adopted by our Board of Directors.
The Nominating and Governance Committee considers it very desirable for candidates to possess the following qualities or skills:

•Each candidate should contribute to the Board of Directors’ overall diversity, which is broadly construed to mean a variety of opinions, perspectives, personal experience, business experience, professional experience, and backgrounds (such as gender, race and ethnicity), as well as other differentiating characteristics.
•Each candidate should be able to contribute positively to the existing chemistry and collaborative culture among the directors.
•Each candidate should possess professional, business, and personal experience and expertise relevant to the Company’s business. In this regard, the Nominating and Governance Committee will consider financial, management and business background, personal and educational background and experience, community leadership, independence and other qualifications, attributes, and potential contributions.
The Nominating and Governance Committee identifies and screens director candidates and makes its recommendations for directors to the Board of Directors. The Nominating and Governance Committee selects and recommends each candidate to the Board of Directors each year based on its assessment of, among other things:

•the candidate’s personal qualifications as discussed above;
•the past and potential contributions of our current directors, and the value of continuity and prior experience on our Board of Directors;
•the need for a director to possess particular attributes or particular experience or expertise; and
•other factors that it considers relevant, including any specific qualifications the Nominating and Governance Committee adopts from time to time.
Ms. Spencer, who is standing for election for the first time at the Annual Meeting, was first identified as a candidate by another member of the Board.
Any shareholder may recommend a person to be considered as a candidate or nominate one or more persons for election as a director of our Company. A shareholder who desires to make such a recommendation must comply with the same requirements applicable to director nominations set forth in Sections 8 and 9 of Article I of our Bylaws. Our Board of Directors encourages shareholders who wish to recommend candidates to the Nominating and Governance Committee to send their recommendations in writing addressed to the Nominating and Governance Committee, United Fire Group, Inc., Attn: Corporate Secretary, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909 using the procedures discussed below.
Transactions with Related Persons
The Nominating and Governance Committee follows a written policy relating to transactions involving United Fire Group, Inc. and any “related person,” as that term is defined in Item 404 of Regulation S-K under the Exchange Act. The policy sets forth our position and procedures with respect to review and approval or ratification of related person transactions. A related person transaction is defined in Item 404 of Regulation S-K under the Exchange Act to mean any transaction or series of transactions with the Company in which any related person had, has, or will have a direct or indirect material interest and the amount involved exceeds $120,000. The policy requires the Nominating and Governance Committee (or the Board of Directors upon referral by the Nominating and Governance Committee) to approve or ratify any related person transactions. Related person transactions are approved or ratified only if they are determined to be in, or not inconsistent with, United Fire Group, Inc.’s best interests. The following transactions are not considered related party transactions: compensation or employment relationships required to be disclosed pursuant to Item 402 of Regulation S-K; relationships that arise only due to that person’s position as a director of another entity or due to ownership of less than 10% of another entity, or both; standard insurance agency contracts, provided the agency contracts are on the same terms as are offered to agencies unrelated to us; and insurance products issued by us or a subsidiary to a related person, provided such products are issued on the same terms as such products are offered to the public.
Pursuant to the policy, the Nominating and Governance Committee gathers information from management and directors to determine what transactions it must review, coordinates with management to monitor for potential related person transactions and reviews all transactions that could be considered to be a transaction with a related person. The Nominating and Governance Committee does not review transactions in the normal course of business unless the transaction involves an amount more than $120,000. Except for pre-approved transactions, the Nominating and Governance Committee reviews all transactions that are not in the ordinary course of business that would be required to be reported under Item 404 of Regulation S-K if the amount involved exceeded $120,000.
There were no related person transactions since the beginning of 2025 and there are no such currently proposed transactions.
Communicating with the Board of Directors
United Fire Group, Inc. has adopted a process for communicating with our Board of Directors or individual directors. To communicate with our Board of Directors or individual directors regarding issues of concern to or about our Company, access https://united-fire-group-inc.integrityline.us, call toll free by telephone at 1-800-461-9330, or write to our Audit Committee at United Fire Group, Inc., Attn: Audit Committee Chair — Confidential, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909. Our Senior Vice President, Chief Legal Officer & Corporate Secretary, Sarah E. Madsen, and Audit Committee Chair, Brenda K. Clancy, are responsible for reviewing and reporting such communications to our Board of Directors and individual directors. If requested, and to the extent possible, all communications with our Board of Directors are kept strictly confidential.
Shareholder Proposals and Director Nominations for the 2027 Annual Meeting
To be eligible for inclusion in the proxy materials for the annual meeting of shareholders in 2027 (the “2027 Annual Meeting”), a shareholder proposal must be received by our Corporate Secretary by the close of business on December 8, 2026. All proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals must be delivered to our Corporate Secretary at United Fire Group, Inc., Attn: Corporate Secretary, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
Any shareholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at our 2027 Annual Meeting, or any director nomination for our 2027 Annual Meeting, must be received at our principal executive offices no earlier than the close of business on January 20, 2027 and no later than the close of business on February 19, 2027, respectively. Proposals and nominations must be delivered to our Chairperson at United Fire Group, Inc., Attn: Chairperson of the Board, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
According to our Articles of Incorporation, minority shareholders who collectively hold at least one-fifth of our outstanding Company Common Stock are entitled to nominate a proportionate number of directors as set forth in Article VII, Section 1(e) of our Articles of Incorporation. Shareholders nominating directors pursuant to this provision must also comply with the provisions of our Bylaws governing director nominations.
In addition to satisfying the requirements regarding director nominations in our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2027.
Other Matters
Management knows of no other matters that will be brought before the meeting, but if other matters properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

PROPOSAL ONE — ELECTION OF DIRECTORS
Our Articles of Incorporation require that our Board of Directors be divided into three classes, A, B and C, with one class elected at each Annual Meeting. The Board of Directors must consist of no more than 15 and no less than nine members, with the exact number fixed by the Board of Directors. The membership of our Board of Directors is currently fixed at 12, divided among three classes (Class A, Class B and Class C). Following the departure of Mr. Besong effective as of the Annual Meeting, the size of the Board of Directors will be reduced to 11 members.
The five individuals identified as continuing Class A directors have, upon the recommendation of the Nominating and Governance Committee, been nominated for election to our Board of Directors at this year’s Annual Meeting.
Director Nominees
Directors (Class A) — Terms Expiring in 2026

Scott L. Carlton Age 57 Director since 2012	Mr. Carlton has extensive leadership experience, a strong international business background, and expertise within the finance and accounting functions in a global public company. He is currently the President of Tokai Carbon GE LLC, the US subsidiary of Tokai Carbon, a global leader in carbon-based materials, a position he has held since 2017. Prior to this position, Mr. Carlton was the President of SGL Carbon LLC (“SGL Carbon”) for 10 years, leading the U.S. companies of SGL Carbon, a leading worldwide manufacturer of carbon-based products. From 2002 until 2007, Mr. Carlton served as Vice President of Finance and Controlling for the largest business unit of SGL Carbon, and in that capacity was responsible for the controlling, finance, and accounting functions. Since beginning his career with SGL Carbon in 1994, Mr. Carlton has worked in a variety of accounting and financial positions at various locations within and outside of the U.S. Mr. Carlton holds a bachelor’s degree in financial management from Clemson University, a Master of Business Administration degree from the University of North Carolina at Charlotte and completed the Senior Executive Education Program at the London Business School. Mr. Carlton also has insurance experience on both a domestic and international scale. He is a Certified Director within the National Association of Corporate Directors (“NACD”) and was previously a director of the Carolinas chapter of the NACD. Mr. Carlton serves on the board of E4 Carolinas of Charlotte, North Carolina. Mr. Carlton is a first cousin by marriage to Mr. Drahozal, another director of the Company.
Brenda K. Clancy Age 71 Director since 2016	Ms. Clancy has a wealth of valuable experience in the insurance industry, having most recently served as the Global Chief Technology Officer for AEGON N.V. (“AEGON”) (2013-2016), which is a multinational life insurance, pensions and asset management company headquartered in The Hague, Netherlands. AEGON is a parent company of Transamerica Corporation, an American holding company for various life insurance companies and investment firms doing business primarily in the United States, offering life and supplemental health insurance, investments, and retirement services. Throughout her 40-year career with AEGON, Ms. Clancy held numerous financial leadership positions including President of Transamerica Life Insurance Company (2008-2016), Executive Vice President and Chief Operating Officer of Transamerica Life Insurance Company (2004-2008), Senior Vice President, Information & Finance and Treasurer of Life Investors Insurance Co. of America (1997-2004), and Vice President and Controller of Life Investors Insurance Co. of America (1992- 1997). She was actively involved in all major acquisitions, strategy development, change initiatives and business integration. Ms. Clancy served as a Director for UnityPoint Health, a nonprofit healthcare organization operating in Iowa, Illinois, and Wisconsin until December 31, 2022. She is also an audit committee financial expert.

Kevin J. Leidwinger Age 62 Director since 2022	Kevin J. Leidwinger serves as President and Chief Executive Officer of the Company. He joined UFG in August 2022 to lead the Company through its ongoing transformation, bringing 30 years of industry experience to the role. Mr. Leidwinger previously served as President and Chief Operating Officer of CNA Commercial in Chicago, a property and casualty insurance company, from June 2015 to April 2022. Prior to joining CNA in 2015, he held the role of Global Casualty Manager for Chubb, responsible for the company’s worldwide portfolio of general liability, workers compensation, excess umbrella, auto, environmental and errors and omissions business. Mr. Leidwinger is a graduate of Dickinson College in Carlisle, Pennsylvania. He was named 2021 board chair of the National Council on Compensation Insurance (NCCI).
Gilda L. Spencer Age 63 Director since 2025	Ms. Spencer has a distinguished career as legal counsel and business executive, currently serving as an adjunct professor for Loyola University Chicago School of Law, a position she has held since January 2023. Between 2012 and 2021, Ms. Spencer held the role of Senior Vice President, Deputy General Counsel of Dispute Resolution Services for Allstate Corporation, an American insurance company, leading a team of 60 associates in managing the insurer’s litigation portfolio. Before joining Allstate, Ms. Spencer was Vice President, Chief Litigation Counsel for Nationwide Mutual Insurance Company. Prior to joining Nationwide in 2001, she served as Assistant United States Attorney for the Southern District of Ohio. She began her career as an associate with Luce, Forward, Hamilton & Scripps, a law firm in San Diego, California. Ms. Spencer serves on the board of directors for LINK Unlimited, a Chicago-based organization, and YWCA of Metropolitan Chicago. She was also elected to the board of directors for The Ohio State University Alumni Association where she has served as chair of the Audit, Finance and Nominating Committees. She graduated from The Ohio State University with a bachelor’s degree in political science. She earned her law degree from the University of San Diego School of Law, where she served as President of the Black Law Students Association.
Susan E. Voss Age 70 Director since 2014	Ms. Voss joined American Enterprise Group, Inc. as its Vice President and General Counsel in November 2013. Headquartered in Des Moines, Iowa, American Enterprise Group provides personal and customized health and life insurance solutions for individuals, families and small business owners. In 2019, Ms. Voss became VP of Government Relations and retired on December 31, 2019. Prior to joining American Enterprise Group, Inc., Ms. Voss founded her own consulting firm in 2013, Voss Consulting, LLC, which provides consulting and expert witness services in the areas of insurance and financial product regulation and compliance issues. Before Voss Consulting, Ms. Voss worked in Iowa state government for 31 years, the last 20 of which were spent with the Iowa Insurance Division. In 2005 she was appointed by then- Governor Tom Vilsack to serve as Iowa Insurance Commissioner, a position she held until 2013. Ms. Voss was elected by her peers as an officer of the National Association of Insurance Commissioners (“NAIC”) in 2007 and served as its President in 2011. During her time as Iowa Insurance Commissioner and her tenure with the NAIC, Ms. Voss served on a number of NAIC committees including: Market Conduct and Regulation Committee (which she chaired from 2005 to 2006), the Principles-Based Reserving Working Group (which she chaired in 2012), International Insurance Committee (which she chaired in 2012), Life and Annuities Committee, Financial Condition Committee and Financial Regulation Standards and Accreditation Committee. Ms. Voss is also a member of the Board of Directors for NCCI and Everlake Life Insurance Company. Ms. Voss brings regulatory and compliance expertise to the Board of Directors.

Vote Required and Board Recommendation
Directors in uncontested elections are elected by a majority vote of the shares, represented either virtually or by proxy, and entitled to vote in the election at the Annual Meeting at which a quorum is present. In tabulating the voting results for the election of directors, “FOR” votes are counted in favor of the election of a director, and “AGAINST” votes are counted against the election of a director. Abstentions will have the same effect as a vote against the director.
The Board of Directors recommends a vote FOR the election to the Board of each of the five director nominees identified in this Proxy Statement.

Continuing Directors
The following individuals are continuing members of our Board of Directors who are not up for election at the Annual Meeting.

Directors (Class C) — Terms Expiring in 2027

Mark A. Green Age 58 Director since 2022	Mr. Green is an Independent Insurance Consultant with Atchley Consulting, an insurance consulting company, since July of 2022. While at Atchley, Mr. Green also served as Operating Partner at Vistria Group, a private equity firm in Chicago, Illinois, from 2021 to 2024. Mr. Green has an extensive background in the insurance sector with business development roles, as well as investment experience. In addition to his prior role at Vistria Group, Mr. Green was selected to serve as an Executive Board Member at MGT Insurance, an insurance tech startup, in October 2023. Prior to joining Vistria Group in 2021, he served for five years at Kemper Corporation, as Executive Vice President of Business Development and Reinsurance, and Executive Vice President and President of Life and Health. From 2009 to 2016, Mr. Green gained valuable experience in various roles at Allstate Corporation, including as Vice President and Senior Vice President at Allstate Financial, President of Ivantage from 2013 to 2015, President of Allstate Dealer Services from 2014 to 2015, and President of Encompass Insurance Company from 2015 to 2016. Prior to joining Allstate, Mr. Green worked for various other companies in the insurance industry from 1995 to 2009. He holds a bachelor’s degree from Macalester College, and a Master of Business Administration degree from Columbia University.
Christopher R. Drahozal Age 64 Director since 1997	Mr. Drahozal is the John M. Rounds Professor of Law Emeritus at the University of Kansas School of Law in Lawrence, Kansas, where he has taught from 1994-2025. During Fall 2015 and Fall 2018 he was the Mason Ladd Distinguished Visiting Professor of Law at the University of Iowa College of Law. He is on the Board of Directors of The McIntyre Foundation and of Theatre Lawrence. From 2012 to 2016, Mr. Drahozal served as special advisor to the Consumer Financial Protection Bureau, a government agency headquartered in Washington, D.C., on matters related to the use of arbitration clauses in consumer financial services contracts. Prior to teaching, Mr. Drahozal was in private law practice in Washington, D.C., and served as a law clerk for the Iran-U.S. Claims Tribunal, the United States Court of Appeals for the Fifth Circuit, and the United States Supreme Court. Mr. Drahozal is a first cousin by marriage to Mr. Carlton, another director of the Company. Mr. Drahozal is an internationally known scholar whose writing focuses on the law and economics of dispute resolution, particularly arbitration.

Lura E. McBride Age 54 Director since 2020	Lura E. McBride is the President & CEO at Van Meter Inc. (“Van Meter”), a one-hundred percent employee-owned electrical and automation distributor, a position she has held since 2016. She previously served as Chief Operating Officer at Van Meter from 2010 to 2016. In her role as President and CEO, she has responsibility for the overall vision, direction, and growth strategy of Van Meter, a 100 percent employee-owned electrical and automation distributor that employs over 800 employee-owners in 25 locations across Iowa, Nebraska, Kansas, Georgia, Mississippi, Wisconsin, and Minnesota. She has experience building strong leadership and a high performance culture to create lasting value for customers, supplier partners, communities, and employee-owners. in the industry, she serves on the Van Meter Board of Directors and The Industrial & Electrical division of Affiliated Distributors. Prior to joining Van Meter in 2008, she worked for almost 15 years at Accenture, a global management consulting company based out of Chicago, Illinois. Her work experience was in the areas of Systems Integration, Change Management, Human Performance, Knowledge Management, Business Process Design and Program Management. Ms. McBride graduated from the University of Iowa with degrees in Finance and Marketing. In the community, Ms. McBride serves on various boards and committees including The Tippie School of Business Advisory Board and The Hall-Perrine Foundation.
George D. Milligan Age 69 Director since 1999	Mr. Milligan has a strong business background, with service from 1985-2025 as President-CEO of The Graham Group, Inc., of Des Moines, Iowa. The Graham Group, Inc. consists of a real estate firm specializing in developing office buildings and a construction firm specializing in constructing hospital facilities. Since 2005, Mr. Milligan has also served as a director of West Bancorporation, Inc. of West Des Moines, Iowa, a bank holding company. Mr. Milligan serves as a director on the loan committee and nominating and governance committee of the West Bancorporation, Inc. Board of Directors. From April 2024 through October 2025, he served as Chair of the West Bancorporation, Inc. Board of Directors. Mr. Milligan previously served as director of Allied Life Insurance Company. Mr. Milligan is a long-time community leader and supporter, being active with the Boy Scouts of America, the Dowling Foundation, and the Variety Club of Iowa.
Directors (Class B) — Terms Expiring in 2028

Matthew R. Foran Age 45 Director since 2022	Mr. Foran brings extensive experience in the insurance technology sector and investment experience to the Board of Directors. Mr. Foran is Co-Founder and President of Stoic Lane, Inc., a private equity holding company in Chicago, Illinois, positions he has held since 2021. Mr. Foran is also a Trustee of the American College of Financial Services, a private college focused on professional training for financial practitioners. From 2018 to April of 2021, he was Head of Alternative Distribution at The Hartford Insurance Group, an investment and insurance company. Mr. Foran’s background includes serving as leader of IVANS Marketplace at Applied Systems, an insurance technology and software company, from 2015 to 2018; as a board member of GuideOne Insurance from 2015 to 2018; as Founder and CEO at EvoSure, LLC, an early InsurTech firm that was acquired by Applied Systems, from 2012 to 2015; as Director of Strategy and Operational Planning and Execution at Zurich North America from 2009 to 2012; and in a business development role at Marsh USA, Inc. from 2004 to 2009. Mr. Foran graduated from the University of Illinois with a degree in Economics.

James W. Noyce Age 70 Director since 2009	Mr. Noyce has a strong business, accounting, and insurance industry background, with extensive public company experience. Before retiring, Mr. Noyce had nearly three decades of experience in the financial services industry, most recently as Chief Executive Officer and Director of FBL Financial Group, Inc. (“FBL”), an insurance holding company headquartered in West Des Moines, Iowa. While at FBL, Mr. Noyce served as Chief Executive Officer and Director (2007-2009), Chief Financial Officer (1996- 2007), and Chief Administrative Officer (2002-2007). From January 2000 to July 2002, he was Executive Vice President and General Manager of the property casualty companies managed by FBL. Mr. Noyce began his employment with FBL and its affiliates in 1985. From January to May 2016, Mr. Noyce served as Interim CEO of the Greater Des Moines YMCA while the organization performed a search for a permanent CEO. Since 2009, Mr. Noyce has served as a director of West Bancorporation, Inc. of West Des Moines, Iowa, a bank holding company, and served as Board Chairman from April 2018 until April 2024. Mr. Noyce has held or still holds numerous professional certifications and designations including certified public accountant; Fellow, Casualty Actuarial Society; Associate, Society of Actuaries; Fellow, Life Management Institute; and Member, American Academy of Actuaries. He was named Outstanding CPA in Business and Industry by the Iowa Society of CPAs and was inducted into the American Institute of Certified Public Accountants’ Business and Industry Hall of Fame in 2007. He is also an audit committee financial expert.

PROPOSAL TWO — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Information About Our Independent Registered Public Accounting Firm
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2026 and has directed that management submit the selection of the independent registered public accounting firm to shareholders for ratification at the Annual Meeting. Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives from Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate shareholder questions. Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our Articles of Incorporation, Bylaws or otherwise, the Board of Directors is seeking ratification as a matter of good corporate governance. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of our independent registered public accounting firm.
Fees Billed to United Fire Group, Inc. During 2025 and 2024
The following table represents the total fees billed for services rendered to us by Ernst & Young LLP for the fiscal years ended December 31, 2025, and December 31, 2024, respectively:

Services	2025 Fees ($)	2024 Fees ($)
Audit(1)	$1,674,200	$1,600,000
Audit-Related(2)	249,500	29,832
Tax(3)	314,288	321,060
All Other	—	—
Total Fees	$2,237,988	$1,950,892

(1)    Audit Fees. “Audit” fees consist of fees for professional services rendered for the audit of United Fire Group, Inc.’s Consolidated Financial Statements and internal control over financial reporting, review of the interim Consolidated Financial Statements included in quarterly reports, services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements, and services that generally only the independent registered public accounting firm can reasonably provide.
(2)    Audit-Related Fees. “Audit-Related” fees consist of fees for assurance and related services that are traditionally performed by the independent registered public accounting firm and are reasonably related to the performance of the audit or the review of our financial statements but are not reported as “Audit” fees.
(3)    Tax Fees. Tax fees billed to us by Ernst & Young LLP in 2025 and 2024 related to tax compliance, tax advice, or tax planning services rendered to us.
Audit Committee Pre-Approval
The Audit Committee of our Board of Directors is governed by a charter that requires the Audit Committee to appoint, evaluate, and oversee our independent registered public accounting firm. As part of its responsibilities, the Audit Committee reviews and approves the provision of all audit and non-audit services for the purpose of assuring the independence of our independent auditors. The Audit Committee pre-approved all of the services provided and the fees charged by Ernst & Young LLP during 2025 and 2024.
Vote Required and Board Recommendation
Ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2026 requires the affirmative vote of a majority of the votes cast on this proposal. In tabulating the voting results for the ratification of the appointment of Ernst & Young LLP, abstentions will not affect the voting results on this proposal because only “FOR” and “AGAINST” votes are counted as votes cast.
The Audit Committee and the Board of Directors recommend a vote FOR ratification of the Audit Committee’s appointment of Ernst & Young LLP as United Fire Group, Inc.’s independent registered public accounting firm for 2026.
Report of the Audit Committee*
February 2026
The Audit Committee reviews United Fire Group, Inc.’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. In accordance with standards established by the Public Company Accounting Oversight Board (United States), Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an audit of United Fire Group, Inc.’s Consolidated Financial Statements, assessing the effectiveness of United Fire Group, Inc.’s internal control over financial reporting and issuing reports thereon. The Audit Committee monitors these processes. The Audit Committee consists entirely of independent directors and operates pursuant to a charter adopted by it and by the Board of Directors. The Audit Committee met four times during 2025, including one time in a joint session with the Risk Management Committee.
The Audit Committee has:
•reviewed and discussed the audited Consolidated Financial Statements with management;
•discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•received from Ernst & Young LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence; and
•discussed with the independent auditor, the auditor’s independence.
The Audit Committee has discussed with United Fire Group, Inc.’s internal auditor and with Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee met with the internal auditor and Ernst & Young LLP both with and without management present, to discuss the results of their examinations, the evaluations of United Fire Group, Inc.’s internal controls and the overall quality of United Fire Group, Inc.’s financial reporting process.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited Consolidated Financial Statements be included in United Fire Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission. The Audit Committee appointed Ernst & Young LLP as United Fire Group, Inc.’s independent registered public accounting firm for the year ending December 31, 2026, and recommends that the shareholders ratify the appointment.
Brenda K. Clancy, Chair
John-Paul E. Besong
Scott L. Carlton
Christopher R. Drahozal
George D. Milligan
James W. Noyce
•This Report of the Audit Committee is not “soliciting material” and is not deemed “filed” with the SEC. The incorporation by reference of this Proxy Statement into any document filed with the SEC by the Company shall not be deemed to include this report unless such report is specifically stated to be incorporated by reference into such document.

PROPOSAL THREE — SHAREHOLDER ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
Say-On-Pay Advisory Vote
As required pursuant to Section 14A of the Exchange Act, shareholders can vote, on a non-binding advisory basis, on the compensation of our named executive officers (“Say-on-Pay Vote”). Our Board of Directors is committed to corporate governance best practices and recognizes the interest of shareholders in executive compensation matters. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will review the voting results and consider the feedback obtained through the shareholder advisory vote in making decisions about future compensation arrangements for our named executive officers.
Based on the voting results of the 2023 Annual Meeting of Shareholders with respect to the frequency of future Say-on-Pay votes, the Board had decided to include a Say-on-Pay vote in our proxy statement on an annual basis until the next required advisory vote on the frequency of future Say-on-Pay votes.
As discussed in the “Compensation Discussion and Analysis” in this Proxy Statement, the Board of Directors believes that our current executive compensation program directly links executive compensation to our Company’s performance and aligns the interests of our named executive officers with those of our shareholders. For example:
•    Our executive compensation program encourages executive decision-making that is aligned with the long-term interests of our shareholders;
•    Bonuses and performance stock unit awards for named executive officers are tied to specific performance goals;
•    We encourage long-term stock ownership by our executive officers with award features such as time-based vesting;
•    We maintain stock ownership guidelines for our executive officers; and
•    Our compensation uses a balance of short- and long-term performance metrics to encourage the efficient management of our business and minimize excessive risk-taking.
The Board of Directors believes that United Fire Group, Inc.’s executive compensation program is designed to meet the objectives discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement. Accordingly, the Board recommends that shareholders vote in favor of the following resolution: “RESOLVED, that the compensation paid to United Fire Group, Inc.’s named executive officers as described in the Proxy Statement under Executive Compensation, including the Compensation Discussion and Analysis section, the compensation tables and other narrative disclosure, contained therein, is hereby APPROVED.”
Vote Required and Board Recommendation
Approval of the resolution regarding the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on this proposal. In tabulating the voting results for the resolution regarding executive compensation, abstentions will not affect the voting results on this proposal because only “FOR” and “AGAINST” votes are counted as votes cast.
The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.

PROPOSAL FOUR - AMENDMENT OF THE UNITED FIRE GROUP, INC. NON-EMPLOYEE DIRECTOR STOCK PLAN
Description of the Plan
Our Board of Directors has adopted, subject to shareholder approval, an amendment to the United Fire Group, Inc. Non-Employee Director Stock Plan, as amended (the “Director Plan”), to (a) increase from 450,000 to 865,114 the number of shares that may be issued under the Director Plan and (b) extend the life of the Director Plan from December 31, 2029 to December 31, 2034 (the “Amendment”). The Amendment will become effective upon shareholder approval. The following summary description of Amendment and the Director Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of Amendment and the Director Plan (as proposed to be amended), which are attached to this Proxy Statement as Appendices A and B, respectively.
Nature and Purpose of the Director Plan
The Director Plan authorizes the Board of Directors to grant to non-employee directors awards of restricted stock, restricted stock units (“RSUs”) settled in shares of our common stock, and non-qualified stock options to purchase our common stock. Such awards may be granted alone, in tandem, or in addition to other awards. The purpose of the Director Plan is to advance the interests of our Company through the attraction, motivation, and retention of qualified non-employee directors. The Director Plan provides a means for non-employee directors to increase their equity ownership of our Company. By increasing their equity ownership, their economic interests will more closely align with those of our other shareholders, and the non-employee directors will have an additional incentive to contribute to our Company’s success.
Shares of Stock Subject to the Director Plan
The Director Plan previously reserved 450,000 shares of common stock that the Board of Directors could allocate between awards of non-qualified stock options and awards of restricted stock and RSUs. As of December 31, 2025, only 34,886 shares remained available to be awarded under the Director Plan; and awards covering 36,524 shares were outstanding under the Director Plan. The proposed Amendment increases the number of shares that may be issued under the Director Plan from 450,000 to 865,114. If the shareholders approve the Amendment, the Board of Directors will be able to grant awards under the Director Plan with respect to an additional 415,114 shares of common stock without again seeking approval from the shareholders. If for any reason, an award is forfeited, is terminated, expires, is settled in cash or the shares subject to the award cease to be subject to purchase pursuant to the applicable award agreement, then the shares subject to such award may again be available to be awarded under the Director Plan. On March 23, 2026, the closing sales price per share of our common stock as reported on NASDAQ was $37.47.
If there is any change in the shares of our common stock because of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, share exchange, acquisition of property or stock, or any change in the capital structure of the Company, the number and kinds of shares reserved for issuance under the Director Plan and number, kind, and price of shares subject to awards granted will be adjusted by the Board of Directors, in its discretion.
Administration
The Director Plan is administered by the Board of Directors and, to the extent so delegated, the Compensation Committee.
Plan Term
The effective date of the most recent amendment and restatement of the Director Plan is May 20, 2020, the date the amendment and restatement was approved by the shareholders, and the Director Plan is scheduled to expire on December 31, 2029. The proposed Amendment to the Director Plan provides that the Director Plan will expire on December 31, 2034, thereby extending the term of the Director Plan.

Eligibility
Awards under the Director Plan may be granted only to non-employee directors, as approved by the Board of Directors, in its discretion. As of March 23, 2026, there were 11 non-employee directors eligible to receive awards pursuant the Director Plan. In granting awards to our non-employee directors, we take into account the duties of the non-employee directors, their present and potential contribution to our success and the success of our subsidiaries, competitive market practices, and other factors that we deem relevant in connection with accomplishing the purposes of the Director Plan. See Director Compensation in this proxy statement for a description of our directors’ compensation program in 2025.
Although all of our non-employee directors will be eligible for awards under the Director Plan, as amended, it is not possible, at this time, to predict the future benefits and amounts that will actually be received by any individual director or group of directors.
Limitations
The Director Plan provides that no non-employee director may be granted awards under the Director Plan with an aggregate “grant date fair value” (as defined in the Director Plan) in a calendar year that exceeds $300,000.
Terms and Conditions of Awards
The Board of Directors, or the Compensation Committee if such authority has been delegated, may grant awards of options, restricted stock and RSUs subject to such terms and conditions as they determine. Each award must be evidenced by an agreement between us and the individual non-employee director in such form as the Board of Directors from time to time determines. Awards may be subject to additional terms and conditions, including those described below.
Exercise Price; Consideration
At the time a stock option award is granted, the Board of Directors, or the Compensation Committee if such authority has been delegated, will determine the exercise price for the shares of common stock underlying the stock option. The exercise price for a stock option may not be less than 100% of the "fair market value" (as defined in the Director Plan) of a share of common stock on the date the stock option is granted.
The Board of Directors, or the Compensation Committee if such authority has been delegated, may grant awards of restricted stock or RSUs for such consideration as it may determine, including, without limitation, cash, cash equivalents, past services, and future services, provided that to the extent an award of restricted stock consists of newly issued restricted stock or to the extent shares of common stock underlying an award of RSUs are to be newly issued, the non-employee director must furnish consideration having a value not less than the par value of the restricted stock or shares of common stock, subject to the RSUs, as applicable.
No Repricing
Without approval of our shareholders, no stock option award may be repriced, replaced, regranted through cancellation, repurchased for cash or other consideration, or modified (other than pursuant to the adjustment provisions of the Director Plan), in each case if the effect would be to reduce the exercise price for the shares underlying the stock option award.
Payment of Consideration
The means of payment for shares issued upon exercise of an award may be specified in each award agreement. The Director Plan permits payment to be made by cash, delivery of other shares of Company common stock, or broker-assisted sales. The Board of Directors may condition the delivery of any shares or other benefits under the Director Plan on satisfaction of applicable withholding obligations.

Vesting Conditions
Restrictions and conditions may lapse in full or in installments on the basis of factors, including the non-employee director's continued service, as determined by the Board of Directors, or the Compensation Committee if such authority has been delegated, and specified in the applicable award agreement. If the Board of Directors, or the Compensation Committee, if applicable, does not designate a vesting schedule for a stock option award, the stock option award may not be exercised prior to the first anniversary of the grant date and will become fully exercisable on such date.
Dividends and Dividend Equivalents
A stock option award agreement or RSU award agreement may provide that the award includes the right to receive dividends or dividend equivalents payable in cash or shares of common stock. Any dividends and dividend equivalents under any award will be subject to the same vesting conditions and payment dates as the underlying shares of common stock, and no dividends or dividend equivalents will be paid unless and until the related award has vested.
Term of Stock Option Award
The Board of Directors has the discretion to set the term of each stock option award, provided that the term may not be more than 10 years from the date of grant. No award may be exercised after the expiration of its term.
Change in Control
Notwithstanding any restrictions otherwise set forth in any award agreement, all awards will become immediately vested and exercisable, if applicable, upon the occurrence of a change in control (as defined in the Director Plan). A change in control will be deemed to have occurred if: (i) any person becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of our outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors; (iii) a merger, share exchange, or consolidation with any other company is consummated, other than a merger, share exchange, or consolidation that would result in the voting securities outstanding immediately prior thereto continuing to represent at least 50% of the combined voting power of the surviving entity outstanding immediately after such merger, share exchange, or consolidation, or consummation of a plan of complete liquidation or the sale or disposition by us of all or substantially all our assets.
Death or Retirement of Director
Upon the death of a non-employee director or his or her retirement from the Board of Directors, that director’s options whose terms have not expired become fully vested and immediately exercisable. If a non-employee director dies during the term of an option without having fully exercised the option, the executor or administrator of the director’s estate or the person who inherits the right to exercise the option by bequest or inheritance shall have the right at any time following the director’s death until the expiration date of the option to exercise the option. Upon the death of the transferee of an option transferred upon the death of a director, the transferee’s executors, administrators or beneficiaries may exercise the option for a period of one year following the date of the transferee’s death, provided that in no event may an option be exercised after its expiration date. Upon the retirement, disability or death of a non-employee director or in special circumstances, the Board of Directors may waive restrictions with respect to that director’s restricted stock or RSUs.
Non-Transferability of Awards
Unless otherwise provided in the applicable award agreement, options granted under the Director Plan are not transferable other than by will or the laws of descent and distribution. Restricted stock or RSUs may not be sold, transferred, pledged or assigned during any restricted period.

Summary of Federal Income Tax Consequences of the Director Plan
The following summary is intended only as a general guide to the current U.S. federal income tax consequences of participation in the Director Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.
The following discussion is based on an analysis of the Internal Revenue Code, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, a director may also be subject to state and local tax consequences in the jurisdiction in which he or she works and/or resides that are not described below.
The grant of a stock option under the Director Plan will create no income tax consequences to the non-employee director or to us. A non-employee director who is granted a stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the common stock acquired at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the non-employee director. A subsequent disposition of the common stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the exercise price of the option. This capital gain or loss will be long-term capital gain or loss if the common stock has been held for more than one year from the date of exercise.
A non-employee director will not recognize taxable income at the time restricted stock (i.e., stock subject to a substantial risk of forfeiture) is granted and we will not be entitled to a tax deduction at that time, unless the director makes an election to be taxed at that time. If such election is made, the director will recognize compensation taxable as ordinary income at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the director will recognize compensation taxable as ordinary income at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is generally deductible by the Company. In addition, a non-employee director receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income, rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction.
A non-employee director will not recognize taxable income at the time a RSU is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of RSUs, the director will recognize compensation taxable as ordinary income in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company will be entitled to a corresponding deduction.
Amendment and Discontinuance of the Director Plan
The Board of Directors may at any time amend, modify, or discontinue the Director Plan, provided the Board of Directors may not (i) revoke or alter the terms of any award previously granted pursuant to the Director Plan, (ii) decrease the exercise price for shares under a stock option to less than 100% of the fair market value of the shares on the date the option is granted, as defined in the Director Plan, (iii) change the class of persons to whom awards may be made pursuant to the Director Plan, (iv) provide for awards to be exercisable more than 10 years after the date granted, (v) increase the number of shares to be reserved for awards granted pursuant to the Director Plan, (vi) modify the non-employee director compensation limit described above, or (vii) without shareholder approval, modify the Director Plan prohibition on the repricing of stock option awards. In addition, the Board of Directors may not revoke or alter the terms of any award previously granted pursuant to the Director Plan without the impacted director's consent.

Historical Equity Awards Table
The following table sets forth the number of stock options, shares of restricted stock, and shares subject to RSUs granted over the lifetime of the Director Plan to the Company's non-employee directors as of March 23, 2026. As noted above, only non-employee directors are eligible to receive awards under the Director Plan.

Group	Stock Options	Restricted Stock	RSUs
All non-employee directors	190,649	98,491	166,192
Vote Required and Board Recommendation
Approval regarding the amendment of the United Fire Group, Inc. Non-Employee Director Stock Plan requires the affirmative vote of a majority of the votes cast on this proposal. In tabulating the voting results for the amendment of the United Fire Group, Inc. Non-Employee Director Stock Plan, abstentions will not affect the voting results on this proposal because only “FOR” and “AGAINST” votes are counted as votes cast.
The Board of Directors recommends a vote FOR the proposed amendment of the United Fire Group, Inc. Non-Employee Director Stock Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information as of the Record Date, with respect to persons known to us to beneficially own more than five percent of the Company Common Stock, based solely on our review of filings with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Except as otherwise indicated, each of the shareholders listed in the following table has sole voting and dispositive power over the shares of common stock beneficially owned:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Common Stock Outstanding (%)
BlackRock, Inc. (1) 50 Hudson Yards New York, NY 10001	3,220,921	12.6%
Dee Ann McIntyre (2) 1218 Bishops Lodge Rd Santa Fe, NM 87501	2,925,862	11.4%
Dimensional Fund Advisors LP (3) 6300 Bee Cave Rd, Building One Austin, TX 78746	1,483,515	5.8%
The Vanguard Group (4) 100 Vanguard Blvd Malvern, PA 19355	1,333,649	5.2%
EARNEST Partners LLC (5) 1180 Peachtree St NE Ste 2300 Atlanta, GA 30309	1,260,893	4.9%

(1)    Based on a Schedule 13G (Amendment No. 4) filed with the SEC on 4/29/2025, the number of securities beneficially owned by BlackRock, Inc. as of March 31, 2025, includes: 3,181,636 shares for which it holds sole voting power and 3,220,921 shares for which it holds sole dispositive power.
(2)    Based on a Schedule 13G (Amendment No. 9) filed with the SEC on 2/6/2026, the number of securities beneficially owned by Mrs. McIntyre as of December 31, 2025, includes: 2,483,999 shares for which Mrs. McIntyre holds sole voting and dispositive power and 441,863 shares for which Mrs. McIntyre holds shared voting and dispositive power.
(3)    Based on a Schedule 13G (Amendment No. 15) filed with the SEC on 2/9/2024, the number of securities beneficially owned by Dimensional Fund Advisors LP (“Dimensional”) through various funds and accounts as of December 29, 2023, includes: 1,449,857 shares for which it holds sole voting power and 1,483,515 shares for which it holds sole dispositive power. Dimensional disclaims beneficial ownership of such securities.
(4)    Based on a Schedule 13G (Amendment No. 11) filed with the SEC on 10/4/2024, the number of securities beneficially owned by The Vanguard Group as of September 30, 2024, includes: 12,973 shares for which is holds shared voting power, 1,301,068 shares for which it holds sole dispositive power and 32,581 shares for which it holds shared dispositive power.
(5)    Based on a Schedule 13G (Amendment No. 25) filed with the SEC on 9/10/2024, the number of securities beneficially owned by EARNEST Partners, LLC as of August 31, 2024, includes: 894,915 shares for which it holds sole voting power, 147,925 shares for which it holds shared voting power, and 1,260,893 shares for which it holds sole dispositive power.

Security Ownership of Management
The following table sets forth certain information regarding the beneficial ownership of our Company Common Stock as of the Record Date, with respect to each of our directors, director nominees, named executive officers and all our directors and executive officers as a group. Except as otherwise indicated, each of the shareholders listed in the following table has sole voting and dispositive power over the shares beneficially owned:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)(1)		Percent of Common Stock Outstanding (%)
John-Paul E. Besong	25,002		*
Scott L. Carlton	292,484	(2)	1.14%
Brenda K. Clancy	19,510		*
Christopher R. Drahozal	816,191	(3)	3.19%
Matthew R. Foran	13,182		*
Mark A. Green	13,982		*
Steven D. Hernandez	15,682		*
Kevin J. Leidwinger	91,646	(4)	*
Sarah E. Madsen	15,168	(5)	*
Eric J. Martin	37,375	(6)	*
Lura E. McBride	16,381	(7)	*
George D. Milligan	84,227		*
James W. Noyce	32,236	(8)	*
Gilda L. Spencer	2,424
Julie A. Stephenson	54,091	(9)	*
Susan E. Voss	24,058	(10)	*
All directors and executive officers as a group	1,551,214		6.06%

*    Represents less than 1% of the issued and outstanding shares of Company Common Stock as of March 23, 2026.
(1)    The inclusion in this table of any shares shown as beneficially owned does not constitute admission of beneficial ownership. None of the shares disclosed in the table are pledged as security. In computing the number of shares of Company Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Company Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days from March 23, 2026, and Company Common Stock issuable upon the vesting of restricted stock units (“RSU”) within 60 days from March 23, 2026, to be outstanding. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
(2)    Includes 209,507 shares owned individually by Mr. Carlton, 82,977 shares owned in accounts for the benefit of Mr. Carlton’s children and 21,661 shares owned by a revocable trust FBO Mr. Carlton's mother, of which Mr. Carlton serves as co-trustee.
(3)    Includes 51,693 shares owned individually by Mr. Drahozal (of which 40,011 shares are owned by a revocable trust FBO Mr. Drahozal), 243,086 shares owned by a revocable trust FBO Mr. Drahozal’s wife, 429,113 shares owned by The McIntyre Foundation, of which Mr. Drahozal and his wife serve as directors, and 92,299 shares owned by the J. Scott McIntyre Trust FBO the Kaye Drahozal Family, of which Mr. Drahozal and his wife serve as co-trustees.
(4)    Includes 48,264 shares owned individually by Mr. Leidwinger and stock options for 43,382 shares that are exercisable by Mr. Leidwinger on or before 60 days from March 23, 2026.
(5)    Includes 7,367 shares owned individually by Ms. Madsen, 575 shares held in a personal 401(k) account, and stock options for 7,226 shares that are exercisable by Ms. Madsen on or before 60 days from March 23, 2026.
(6)    Includes 23,103 shares owned individually by Mr. Martin and stock options for 14,272 shares that are exercisable by Mr. Martin on or before 60 days from March 23, 2026.
(7)    Includes 16,281 shares owned by Ms. McBride individually and 100 shares owned in a joint brokerage account with her husband.
(8)    Includes 30,736 shares owned individually by Mr. Noyce and 1,500 shares held in a trust account for Mr. Noyce’s wife.
(9)    Includes 41,059 shares owned individually by Ms. Stephenson and stock options for 13,032 shares that are exercisable by Ms. Stephenson on or before 60 days from March 23, 2026.
(10)    Includes 23,958 shares owned individually by Ms. Voss and 100 shares owned jointly with Ms. Voss’s husband.

EQUITY COMPENSATION PLAN INFORMATION
The United Fire Group, Inc. 2021 Stock and Incentive Plan authorizes the Board of Directors to grant stock options and other stock awards to employees of the Company or its subsidiaries and affiliates, with 4,050,000 shares initially reserved for such awards and 1,001,520 shares remaining available for future issuance on December 31, 2025.
The United Fire Group, Inc. Non-Employee Director Stock Plan authorizes the Board of Directors to grant stock options and restricted stock to non-employee directors, with 450,000 shares initially reserved for such awards and 34,886 shares remaining available for future issuance on December 31, 2025. As noted in Proposal 4, the Board of Directors has adopted, subject to shareholder approval at the Annual Meeting, an amendment to the United Fire Group, Inc. Non-Employee Director Stock Plan, as amended (the “Director Plan”), to increase from 450,000 to 865,114 the number of shares that may be issued under the Director Plan.
The following table shows information, as of December 31, 2025, regarding shares of Company common stock authorized for issuance under our equity compensation plans.
Equity Compensation Plan Information — 2025

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity Compensation Plans Approved by Security Holders	1,051,325	(2)	31.91	1,036,406	(3)
Equity Compensation Plans Not Approved by Security Holders	—		—	—
Total	1,051,325		31.91	1,036,406

(1)    The weighted-average exercise price is calculated based solely on the exercise prices of outstanding stock options and does not reflect the shares that will be issued upon the vesting of outstanding performance stock units ("PSUs") or RSUs that have no exercise price.
(2)    Includes 168,863 stock options, 447,116 RSUs, and 435,346 PSUs (assuming probable achievement estimated as of December 31, 2025).
(3)    Includes 1,001,520 shares available for issuance under the United Fire Group, Inc. 2021 Stock and Incentive Plan and 34,886 shares available for issuance under the United Fire Group, Inc. Non-Employee Director Stock Plan.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership of Company Common Stock and other equity securities with the SEC. SEC regulations require us to identify in this Proxy Statement any Reporting Person who failed to timely file a report during the most recent fiscal year. Based solely on our review of copies of reports filed under Section 16(a) and written representations made to us by Reporting Persons, we believe that all applicable filing requirements were complied with for the fiscal year ended December 31, 2025, other than the following: one delayed Form 3 for Gilda Spencer, filed on August 28, 2025; one delayed Form 3 for Brian Rawlins, filed on December 9, 2025; and one delayed Form 4 for Eric Martin, filed on August 15, 2025.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Compensation Committee is responsible for developing the philosophy and structure of the compensation program for our named executive officers and recommends compensation levels to our Board of Directors for approval. This Compensation Discussion and Analysis provides an overview of our executive compensation program for 2025 and our executive compensation philosophy and structure.
Our named executive officers for 2025 are:
•    Kevin J. Leidwinger, President/Chief Executive Officer;
•    Eric J. Martin, Executive Vice President/Chief Financial Officer;
•    Julie A. Stephenson, Executive Vice President/Chief Operating Officer;
•    Steven D. Hernandez, Senior Vice President/Chief Human Resources Officer.
•    Sarah E. Madsen, Senior Vice President/Chief Legal Officer; and
•    Corey L. Ruehle, Former Senior Vice President/Chief Claim Officer(1);
(1)Mr. Ruehle separated from the Company on September 21, 2025.
Consideration of Say-on-Pay Results
In 2025, approximately 97% of our shareholders who voted on the “say-on-pay” proposal at our 2025 Annual Meeting approved the compensation of our named executive officers as described in our 2025 Proxy Statement and, over the past five years, our shareholders have overwhelmingly supported our executive compensation program, with an average approval of approximately 98% of the votes cast for the Company’s say-on-pay vote. The Compensation Committee carefully considered the results of the 2025 advisory, non-binding shareholder vote, and did not implement any changes to the compensation programs for our named executive officers as a result of the 2025 “say-on-pay” results.
Compensation and Benefits Philosophy
When determining the compensation levels for our named executive officers, the Compensation Committee considers the following principles:
•    Performance. The Compensation Committee has tied a significant portion of the compensation of our named executive officers to the Company’s achievement of pre-established performance goals. The Compensation Committee considers the individual’s contribution to Company performance and, where applicable, to the performance of his or her functional area. The Compensation Committee and Board of Directors believe that tying a significant portion of each named executive officer’s compensation to the achievement of pre-established performance goals creates an incentive for the executive to achieve the Company’s objectives and further aligns his or her interests with those of our shareholders.
•    Fairness and Reasonableness. We provide compensation and benefit programs that are fair and competitive with our industry peers, while reasonably rewarding our named executive officers for their service relative to performance.
•    Cost. We provide appropriate incentives that motivate our named executive officers to increase value to our shareholders by designing compensation programs that we believe are aligned with the Company’s goals while avoiding unnecessary or excessive risk-taking, promoting responsible decision making for long-term success.

Competitive Market Review
Mercer, the Compensation Committee’s independent compensation consultant, assisted the Compensation Committee in analyzing our comparison group and evaluating the competitiveness and design of our 2025 compensation program for our named executive officers. The Compensation Committee used Mercer’s Executive Compensation Review (“Market Analysis”) to evaluate the reasonableness of 2025 compensation recommendations for our named executive officers. As described below, the Market Analysis used both comparison group data and published survey data. The Compensation Committee identified the 12-company comparison group noted below to evaluate 2025 compensation decisions, after considering the recommendations of Mercer.
Based on Mercer's recommendation, companies included in the comparison group met the following criteria:
•    Industry group: property and casualty, and multi-line insurance carriers;
•    Revenues between $490 million and $2.3 billion; and

•    Market capitalization between $197 million and $9.1 billion.

The Compensation Committee included the following 12 companies in the 2025 comparison group used to evaluate its 2025 compensation decisions. This was the same peer group that was used to evaluate 2024 compensation decisions except for the removal of American Coastal Insurance Corporation and Argo Group International Holdings, Ltd., to better position the Company as compared to the composite company size median in the peer group.
2025 Comparison Group

•Donegal Group Inc.	•ProAssurance Corporation
•Employers Holdings, Inc.	•RLI Corp.
•Global Indemnity Group, LLC	•Safety Insurance Group, Inc.
•Heritage Insurance Holdings, Inc.	•Tiptree Inc.
•Horace Mann Educators Corporation	•Universal Insurance Holdings, Inc.
•Kinsale Capital Corporation	•White Mountains Insurance Group Ltd.
The Market Analysis compared the total direct compensation of our named executive officers to the average of median market data from the comparison group and the industry survey data. While the Compensation Committee reviewed the Market Analysis to evaluate the market competitiveness of the executive compensation program, the Compensation Committee also considered a number of other factors in evaluating the 2025 overall compensation of our named executive officers. These other factors included: (a) the Company’s recent performance; (b) the executive’s experience, responsibilities, and role at the Company; (c) our existing compensation structure; and (d) the relationship in compensation between our named executive officers and our other employees.
Risk Considerations
We believe that the design of our compensation program for named executive officers provides an appropriate balance of fixed compensation (base salary) and at-risk compensation (incentives). Total direct compensation of our named executive officers is intended to provide a balanced program that encourages the named executive officers to take appropriate risks aimed at improving Company performance and enhancing long-term shareholder value, while avoiding inappropriate risks. In this regard, our compensation program for our named executive officers is designed to include, among other things, the following features:
•    a balanced mix of cash-based and equity-based compensation;
•    a balanced mix of short-term and long-term incentives;
•    variable compensation based on a variety of performance goals;
•    threshold performance goals that must be achieved to earn incentives;
•    time-based vesting requirements for equity-based compensation; and
•    stock ownership guidelines.
After reviewing our Company’s compensation plans applicable to all employees, we have determined that none of these plans create risks that are reasonably likely to have a materially adverse effect on the Company.
Annual Compensation Process
Role of Management
Our Chief Executive Officer has a role in determining the compensation of named executive officers other than himself. Guided by the principles discussed under “Compensation and Benefits Philosophy”, our Chief Executive Officer:
•    facilitates the collection and compilation of data for consideration by the Compensation Committee;
•    identifies appropriate performance measures and recommends to the Compensation Committee performance goals that the Compensation Committee may consider in determining short-term and long-term incentive awards; and
•    develops compensation recommendations for each named executive officer position other than his own.

Role of the Compensation Committee and Board of Directors
The Compensation Committee refers to the principles discussed under “Compensation and Benefits Philosophy” to guide it in determining and implementing compensation programs for our named executive officers. For named executive officers other than our Chief Executive Officer, the Compensation Committee receives and reviews the Chief Executive Officer’s recommendations as described above and makes recommendations to the full Board of Directors. The full Board of Directors then acts on these recommendations to set the compensation of our named executive officers.
Representatives of the Executive Committee and the Compensation Committee meet at the beginning of each year with our Chief Executive Officer to review his goals for the current year, followed by regular meetings with the Chief Executive Officer to review his performance and progress toward those goals. The Compensation Committee then annually reviews and evaluates the goals and objectives of the Chief Executive Officer and his performance in light of those goals and objectives. The Compensation Committee also considers the compensation principles discussed under the heading “Compensation and Benefits Philosophy”, as well as each of the Company’s compensation elements, and reviews market data and recommendations from the executive compensation study and Market Analysis prepared by Mercer. Based on that consideration and review, the Compensation Committee annually recommends to the Board of Directors the base salary, annual incentive compensation and long-term incentive awards for our Chief Executive Officer. The Board of Directors reviews and considers the proposals of the Compensation Committee and makes its final determination based on what it believes to be in the interests of the Company and our shareholders.
Role of Independent Consultant
Pursuant to its charter, the Compensation Committee, in its sole discretion, has the authority, resources and funds necessary to retain or obtain the advice of outside advisers, including independent compensation advisers, legal counsel and other advisers and experts. Prior to retaining or obtaining advice from such outside advisers, the Compensation Committee evaluates such advisers’ independence by reference to the Nasdaq Listing Rules.
During 2025, the Compensation Committee engaged Mercer to advise it on compensation matters for our named executive officers, with Mercer reporting directly to the Compensation Committee. Although particular assignments may vary, compensation consultant engagements by the Compensation Committee have generally included:
•    reviewing and advising on all principal aspects of compensation for our named executive officers, including base salaries, equity awards and annual incentive plan awards for our named executive officers;
•    reviewing and advising the Compensation Committee on compensation for our non-employee directors; and
•    providing advice and input to the Compensation Committee on the identification and selection of appropriate peer companies.
Compensation Consultant Independence
The Compensation Committee carefully considers the independence of the consultants it hires prior to engagement. To maintain the independence of the compensation consultant, the Compensation Committee has the sole authority to retain or terminate the independent compensation consultant. In connection with its engagement of Mercer, the Compensation Committee considered various factors bearing upon their independence including, but not limited to, the amount of fees received by Mercer from the Company as a percentage of its total revenue, its policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship with a member of the Compensation Committee or management that could impact its independence. After reviewing these and other factors, the Compensation Committee determined that Mercer was independent and that its engagement did not present any conflicts of interest.
Elements of Compensation
We compensate our named executive officers using direct compensation and Company-sponsored benefit plans. As direct compensation, we pay competitive base salaries and performance-based cash and equity awards. Our named executive officers participate in Company-sponsored health and welfare benefit plans available generally to all salaried employees of the Company. In addition, we provide nonqualified deferred compensation plans and limited perquisites to our named executive officers as discussed below.
Total Direct Compensation
During 2025, total direct compensation consisted of: (a) base salary; (b) annual performance-based cash awards; and (c) long-term equity-based awards. We pay these elements of direct compensation because we believe:
•    a fair, reasonable and competitive base salary is essential to attract and retain talented executives;

•    annual performance-based cash awards recognize and reward the named executive officer’s role in overall Company performance; and the achievement of individual performance goals; and
•    equity-based compensation helps our named executive officers to “think like owners” and, therefore, aligns their interests with those of our shareholders.

Elements of 2025 Target Direct Compensation

Element	Type	Form	Period	Purpose
Annual Base Salary	Fixed	Cash	Ongoing	Attract and retain; recognize individual performance
Annual Incentive Plan	Variable	Cash	1 year	Incentivizes short-term company and individual performance
Long-Term Incentive Plan (“LTIP”)	Variable	RSUs time-based (50% weighting)	3-year ratable	Shareholder alignment, incentivizes long-term value creation and retention
		PSUs performance-based (50% weighting)	3-year cliff	Incentivizes long-term company performance, shareholder alignment and encourages retention
The mix of total direct compensation is shown below for the Chief Executive Officer and, on average, for the other named executive officers. The charts outline the size, in percentage terms, of each element of target total direct compensation at the date of grant. Because these charts illustrate targeted total direct compensation for our executive compensation program, the retention bonuses received by Mr. Martin and Ms. Stephenson and separation payments received by Mr. Ruehle are excluded from the Other Named Executive Officer chart as they are not viewed as representative of our standard compensation program for named executive officers.
2025 Compensation Mix at Target

Chief Executive Officer

Other Named Executive Officers

Annual Base Salary
We establish base salary levels to recruit and retain experienced executives who can help us achieve our business goals. We determine a named executive officer’s initial base salary level by considering a variety of factors, including the executive’s experience and responsibilities, our existing compensation structure, comparison group benchmarking and the executive’s role in maintaining a culture that values our employees. In addition, at the time of hire, we consider the competitive market, the compensation received by the new hire’s prior employer as well as compensation received by the new hire’s predecessor at the Company. The Board considered, and sought to reconcile, its independent compensation consultant's recommendation to increase the base salaries of Ms. Madsen and Mr. Ruehle in alignment with the findings of a pay equity evaluation, which resulted in comparatively higher adjustments relative to other executives. The Chief Executive Officer annually recommends to the Compensation Committee the base salary for each executive position other than his own.
The following table shows the 2024 and 2025 year-end base salary levels, as approved by the Compensation Committee, for each of our named executive officers:

Annual Base Salary — 2024 and 2025

Name and Principal Position	2024 Base Salary ($)	2025 Base Salary ($)	Change in Base Salary (%)
Kevin J. Leidwinger – President/Chief Executive Officer	800,000	828,000	3.5
Eric J. Martin – Executive Vice President/Chief Financial Officer	500,940	518,473	3.5
Julie A. Stephenson – Executive Vice President/Chief Operating Officer	595,125	615,954	3.5
Steven D. Hernandez - Senior Vice President/Chief Human Resources Officer	385,000	398,475	3.5
Sarah E. Madsen – Senior Vice President/Chief Legal Officer	382,950	402,098	5.0
Corey L. Ruehle – Senior Vice President/Chief Claim Officer	326,025	345,587	6.0

Annual Incentive Plan
Structure & Design
We have an Annual Incentive Plan (“AIP”) that provides annual performance-based cash awards to all Company employees, including our named executive officers. The AIP ties a portion of each employee’s annual compensation directly to our financial performance. Our objective in using the AIP is to provide a strong financial incentive for all employees to achieve corporate and functional area goals.
To determine the amount of performance-based cash awards for each named executive officer, we used five corporate performance measures that are defined further below: (1) adjusted return-on-equity; (2) written premium growth; (3) net adjusted loss ratio; (4) underwriting expense ratio; and (5) core earnings. The Compensation Committee selected these metrics as AIP performance measures in order to encourage management to focus on balanced growth, profitability, and expense discipline. As illustrated in the table below, we weigh each corporate performance measure and establish threshold, target, and maximum performance goals for each corporate performance measure, with increasingly higher awards for achieving increasingly higher performance. Each named executive officer can receive a performance-based cash award for each corporate performance measure. We pay no performance-based cash award for a corporate performance measure if the threshold goal for that measure is not achieved unless the Compensation Committee exercises discretion.
The AIP also includes an individual performance component, pursuant to which each named executive officer’s annual performance-based award could be decreased to 0% or increased to up to 200% subject to the maximum payouts described below depending on their individual performance against goals established for them at the beginning of the fiscal year by Mr. Leidwinger (with respect to the named executive officers other than himself) or by the Board (with respect to Mr. Leidwinger). Performance with respect to each named executive officer’s individual performance goals is certified by the Board and based on Mr. Leidwinger’s evaluation with respect to named executive officers other than himself, in accordance with the table below:

Individual Performance Factor	Needs Improvement	Achieved Some	Achieved All	Exceeded Some	Exceeded All
Individual Payout (% of Target)	0%	0-80%	80-105%	105-150%	150-200%
Potential awards for our named executive officers ranged from 0% to a maximum of 200% of target based upon the achievement of certain predetermined goals and the considerations set forth in greater detail below. This payout range is consistent across the executive team and aligned with market practice. Awards under the AIP are calculated as follows:

Base Salary	×	Target Bonus Opportunity (%)	×	Corporate Performance Factor (%)	×	Individual Performance Factor (%)	=	Annual Payout Factor

Corporate Performance Measure Selection
•    Adjusted ROE. Adjusted return-on-equity (“Adjusted ROE”) means return-on-equity, calculated in accordance with GAAP, excluding the impact of market value changes on investments and adjusted to reflect compensation expense accruals and catastrophe losses at the applicable target levels. The Compensation Committee chose Adjusted ROE as an AIP performance measure because it is viewed as a key performance indicator in our industry and is watched closely by investors. Since Adjusted ROE is a function of both income and shareholders’ equity, it encourages management to focus on objectives that are important for creating shareholder value, including the quality and profitability of our underwriting activities and capital management, and discourages excessive risk-taking.
•    Written Premium Growth.    Represents gross written premiums recorded during 2025. This includes the core commercial line of business, Surety, Specialty and Alternative Distribution. Written premium growth encourages management to focus on sales performance and expansion in support of growth.
•    Net Adjusted Loss Ratio.    Is our loss ratio calculated in accordance with GAAP. To reduce volatility in the metric, catastrophe losses will be held at the target level in calculating the actual results for purposes of the 2025 AIP. The Compensation Committee selected this measure for inclusion in the 2025 AIP because it encourages management to focus on profitability.
•    Underwriting Expense Ratio. Is calculated in accordance with GAAP, adjusted to reflect compensation expense accruals at the target levels. The Compensation Committee chose underwriting expense ratio as a performance measure under the 2025 AIP because it links to the Company’s expense management strategy in support of profitable growth.
•    Core Earnings. Represents our pre-tax earnings, adjusted to: (1) exclude realized gains/losses from investment income; (2) include catastrophe losses at the plan assumption; (3) adjust to reflect compensation expense accruals at the target levels; (4) exclude prior period reserve development from loss and settlement expense; and (5) exclude non-underwriting expense. The Compensation Committee added core earnings as a performance measure under the 2024 AIP, and kept it for 2025 AIP, because it removes volatile earnings impacts, allowing management to better assess and compare underlying Company profitability period over period.
AIP Target Bonus Opportunity and Weighting of Corporate Performance Measures — 2025
The following table shows the target bonus opportunity and corporate performance measure weightings for each of our named executive officers for 2025. The target bonus percentages remained the same as compared to 2024 for the named executive officers.

Named Executive Officer	Target Bonus Opportunity as % of Base Salary	Core Earnings	Written Premium Growth	Net Adjusted Loss Ratio	Underwriting Expense Ratio	Adjusted ROE
Kevin J. Leidwinger	125%	30%	20%	20%	20%	10%
Eric J. Martin	75%	30%	20%	20%	20%	10%
Julie A. Stephenson	110%	30%	20%	20%	20%	10%
Steven D. Hernandez	50%	30%	20%	20%	20%	10%
Sarah E. Madsen	75%	30%	20%	20%	20%	10%
Corey L. Ruehle	60%	30%	20%	20%	20%	10%
Goal-Setting Process and Achievement
The Compensation Committee annually reviews the threshold, target, and maximum goals for each corporate performance measure in order to evaluate whether they remain rigorous and aligned with shareholder interests. Management presents recommendations to the Compensation Committee regarding the goals, but the Compensation Committee retains the ultimate decision-making authority to set the goals. AIP goals are designed to be challenging, but achievable, given the economic and market conditions at the time the goals are set, with achievement of the maximum goals designed to be difficult. Consistent with past practices, the 2025 AIP goals were set in February 2025.
The following tables show the 2025 performance goals and achievement for each corporate performance measure and each continuing named executive officer’s certified individual performance factor for 2025.

AIP Goals and Achievement — 2025

	2025 AIP Goals (%)			2025 AIP Achievement (%)
Performance Measures	Threshold	Target	Maximum	Results	Weighted Payout %
Adjusted ROE	6.2%	9.2%	12.2%	10.8%	12.7%
Written Premium Growth (millions)	1,397	1,552	1,707	1,488	15.9%
Net Adjusted Loss Ratio	65.9%	63.4%	60.9%	61.6%	27.2%
Underwriting Expense Ratio	36.7%	35.2%	33.7%	35.6%	17.6%
Core Earnings (millions)	82	102	123	116	40.1%
				Achievement Level	113.5%

Named Executive Officer	2025 Individual Performance Factor (%)
Kevin J. Leidwinger	115%
Eric J. Martin	115%
Julie A. Stephenson	115%
Steven D. Hernandez	120%
Sarah E. Madsen	110%
Individual Performance Factor Modifier
Other than for Mr. Leidwinger, each participating named executive officer’s payout under the 2025 AIP was subject to an individual modifier (as described above) based on the Compensation Committee’s assessment of individual and business unit performance. The individual modifier may increase or decrease the named executive officer's payout under the 2025 AIP based on individual performance. In making its assessment, the Compensation Committee considered the recommendations of Mr. Leidwinger based on his review of the performance of each participating named executive officer against the objectives established by the committee at the beginning of the year with respect to the individual performance factor. For 2025, the application of the individual performance factor was determined based on each participating named executive officer’s performance with respect to:
•objective areas that directly impact the financial performance of the Company and align with goals of the Company;
•achieving challenging but attainable levels of profitability;
•effort, expertise, initiative, decision making, and commitment during the calendar year; and
Similarly, Mr. Leidwinger’s 2025 AIP payout was also subject to an individual performance modifier which was determined and evaluated by the Board. The Board considered the same general factors used to evaluate AIP payout for all officers described above. Additionally, with respect to Mr. Leidwinger, the Board’s assessment of his individual performance factor was determined based on his performance of his 2025 CEO goals, which included:
•enhancement of underwriting capabilities, including refining the strategic direction for Specialty and Alternative Distribution lines of business;
•advance actuarial and finance functions to improve reporting capabilities;
•improve distribution management;
•sophisticate staff counsel and refine claim business models;
•leverage technology to drive process efficiency;
•continued development of capital management and investor relations;
•expand our industry presence at forums and conferences; and
•communication with the Board, staff, and improved collaboration and communication among key business unit leaders.
Payments to named executive officers under our AIP were made in March 2026 for performance during 2025 and are reported in the Summary Compensation Table — 2025 of this Proxy Statement under the Non-Equity Incentive Plan Compensation column.

Long-Term Incentive Plan
Design & Structure
At the beginning of each year, the Compensation Committee grants equity awards based on its review of the competitive market and individual performance. Once the grant level is determined, the Compensation Committee allocates the grant to the then-serving executive officers to a mix of PSUs and RSUs, as summarized below. The Company does not schedule its equity grants in anticipation of the release of material non-public information ("MNPI") nor does the Company time the release of MNPI based on equity grant dates.

Grant Type	Allocation (%)	Vesting
PSUs	50	“cliff” vest on the third anniversary of the grant date (assuming achievement of performance goals and continued employment)
RSUs	50	ratable vest in three equal installments on the annual anniversary of the grant date (assuming continued employment)
Grant Type Allocation
PSUs — The PSUs are:
•    earned over a three-year performance period, subject to continued employment;
•    earned only to the extent that goals are achieved among five separate performance measures; and
•    settled in shares of Company Common Stock with vesting between 0% and 200% of the target award based upon the results achieved.
RSUs — The RSUs vest in the three equal installments on the annual anniversary of the grant date and are settled into an equivalent number of shares of Company Common Stock, in each case, generally subject to the executive remaining employed by us through the vesting date. The purposes of the awards are to encourage shareholder alignment, long-term value creation and, by way of the three-year vesting schedule, executive retention.
Performance Measure Selection
The 2025 PSU performance measures are core earnings (weighted at 30%), written premium growth (weighted at 20%), net adjusted loss ratio (weighted at 20%), underwriting expense ratio (weighted at 20%), and adjusted ROE (weighted at 10%). Please see the “Annual Incentive Plan” section above for a description of these metrics. These goals were selected because they are viewed as key indicators of our successful operation of our long-term operating plan. PSU performance goals are measured over a three-year performance period.
Goal-Setting Process
The Compensation Committee annually reviews the threshold, target, and maximum goals for each performance measure of the PSUs to evaluate whether they remain rigorous and aligned with shareholder interests. Management presents recommendations to the Compensation Committee regarding the goals, but the Compensation Committee retains the ultimate decision-making authority to set the goals. The performance goals established for the 2025 PSU grant were designed to be challenging, but achievable, given the economic and market conditions at the time the goals were set, with vesting at the maximum goal designed to be difficult.

2025 Grant
The 2025 target award opportunities and allocation to each grant type for our participating named executive officers are summarized below.
LTIP Grant — 2025

Named Executive Officer	Total Stock Award ($)	PSUs ($)	RSUs ($)
Kevin J. Leidwinger	1,656,000	828,000	828,000
Eric J. Martin	518,474	259,237	259,237
Julie A. Stephenson	677,550	338,775	338,775
Steven D. Hernandez	239,086	119,543	119,543
Sarah E. Madsen	301,574	150,787	150,787
Corey L. Ruehle	207,352	103,676	103,676
2023 Grant
The PSUs granted to the then-serving named executive officers in 2023 vested based on performance from January 1, 2023 through December 31, 2025 and service through the third anniversary of the grant date. Based on performance against the pre-established performance goals, the 2023 PSUs vested at 34.6% of target.

	2023 PSU Goals			2023 PSU Achievement (%)
Performance Measures	Threshold	Target	Maximum	Results	Weighted Payout %
Adjusted ROE	6.5%	8%	9.5%	4.8%	0%
Loss Ratio (Three-Year Average)	65.5%	64%	63%	66.4%	0%
Underwriting Expense Ratio (Three-Year Average)	34%	33.5%	33%	35.6%	0%
Written Premium Growth (Three-Year Average)	8%	10%	12%	11.5%	34.6%
				Achievement Level	34.6%
Additional Compensation

Company-Sponsored Benefit Plans
We believe the insurance and retirement benefit plans we sponsor are an important part of fair and reasonable compensation for all of our employees, including our named executive officers. We design these benefit plans to attract and retain a strong employee base, to provide a measure of financial security for our employees and to assist our employees in providing for their own financial security in a manner that recognizes individual needs and preferences. We also provide these programs because we believe that employees who have a plan for health and financial security are better employees. We apply these programs equally to all employees. Our benefit plans consist of an insurance plan that provides health, vision, dental, disability and basic term life insurance coverage and various retirement plans, including a defined-benefit pension plan and a 401(k) plan with a Company match. The pension plan is discussed further under "Pension Benefits" below.

Change in Control Severance Agreements
The Company has entered into Change in Control Severance Agreements with each of the continuing named executive officers, with Mr. Hernandez entering into a Change in Control Severance Agreement in August 2025 on terms consistent with the Change in Control Severance Agreements for our other continuing named executive officers. The Compensation Committee believes that these agreements help accomplish the Company’s compensation objectives of attracting and retaining superior talent through competitive compensation. The Compensation Committee also believes that it is appropriate to provide our named executive officers with the protections afforded by these agreements and that these agreements promote management independence and help retain and focus the named executive officers in the event of a change in control. The Change in Control Severance Agreements are discussed further under “Potential Payments Upon Termination or Change in Control” below.

Ruehle Separation
In connection with his termination without cause in September 2025, Mr. Ruehle and the Company entered into a separation and release agreement (the "Ruehle Release Agreement"),pursuant to which Mr. Ruehle received the following payments in exchange for a release of claims against the Company: (i) a lump sum cash payment equal to 25 weeks of base salary; (ii) a lump sum cash payment equal to the cost of six months of COBRA premiums; (iii) a cash payment equal to the value of Mr. Ruehle's unvested RSU awards; and (iv) up to six months of outplacement services.

Nonqualified Deferred Compensation
The United Fire & Casualty Company Supplemental Retirement & Deferral Plan (the “NQDC”) is a non-qualified deferred compensation plan made available to management, including our named executive officers, pursuant to which they may elect to defer a portion of their salary, of which the contribution and earnings are immediately vested at 100%. Notional interest is credited to each participant’s deferred account which will be distributed in predetermined installments commencing upon his or her separation from service or paid in a lump sum upon his or her death or a termination of employment upon a change in control of the Company. The NQDC is discussed further under “Nonqualified Deferred Compensation” below.
Perquisites
We do not rely upon perquisites as a method of providing significant compensation to any of our employees, preferring instead to use direct compensation and incentive plans. We provide only those perquisites that are related to our business or that we believe are necessary to attract and retain key executive personnel. For 2025, we paid country club dues for certain of our named executive officers so they have a club available for business entertainment on our behalf. During 2025, the Company introduced two additional executive perquisites: (i) executive security services based on an independent security assessment, and (ii) executive financial wellness services. The Board approved these benefits to support the personal safety and financial well-being of our executives, and believes that such perquisites are generally consistent with practices among similarly situated publicly traded insurance carriers. We believe that the expenses associated with the security services are reasonable, necessary, and appropriate business expenses and integral parts of the Company's overall risk management. Perquisites and other personal benefits paid to a named executive officer are reported in the All Other Compensation column of the Summary Compensation Table — 2025.
We expect our other named executive officers to use our corporate aircraft for business travel whenever it is reasonable to do so. Occasionally, a spouse or other guest may accompany executive officers on corporate aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company. In addition, we permit Mr. Leidwinger to use our corporate aircraft for personal travel, and under limited circumstances, directors and other executive officers may be permitted to use the aircraft for personal travel as well.
Named Executive Officers as Shareholders
We believe that ownership of Company Common Stock by our executive officers, including our named executive officers, promotes the alignment of their interests with those of our Company and our shareholders. A Board of Directors’ policy sets forth guidelines for stock ownership by certain of our executive officers, including certain of our named executive officers. These guidelines include target levels of stock ownership for each covered executive officer, which must be achieved within a five-year transition period. The goal of these guidelines is to have our executive officers hold a meaningful stake in our Company.
The table below shows the target number of shares to be owned by each named executive officer subject to these guidelines as of the record date. As of the record date, each named executive officer subject to these guidelines either held the requisite number of shares of Company Common Stock or was appropriately trending to goal during the five-year transition period.

Name	Tier(1)	Target Number of Shares to be Held(2)
Kevin J. Leidwinger	4	144,507
Eric J. Martin	3	54,292
Julie A. Stephenson	3	64,500
Steven D. Hernandez	2	20,863
Sarah E. Madsen	2	21,053

(1)    Equity ownership targets for Mr. Leidwinger as a Tier 4 executive were calculated as the number of shares equal to five times his base salary. Equity ownership targets for Mr. Martin and Ms. Stephenson as Tier 3 executives were calculated as the number of shares equal to three times base salary. Equity ownership targets for Mr. Hernandez and Ms. Madsen as Tier 2 executives were calculated as the number of shares equal to one and a half times base salary. The minimum target ownership for each executive officer is determined annually using the executive officer's annual base salary as of March 31 of the applicable year (each such date, a "Measurement Date") and (i) the average daily closing price per share of the Company's Common Stock for the month ending on the Measurement Date or (ii) any other price per share of the Company's Common Stock that the Nominating & Governance Committee deems appropriate.
(2)    Stock that counts towards satisfaction of the stock ownership guidelines includes: (i) shares owned outright by the executive officer or their immediate family members residing in the same household; (ii) RSUs held by the executive officer (whether vested or unvested); (iii) shares subject to PSUs that have vested and settled in shares, and shares owned through a 401(k) account; and (iv) shares acquired upon stock option exercises. Shares subject to unvested PSUs and unexercised options, whether or not vested, do not count towards determining compliance. The target number of shares is the number of shares to be held by the named executive officer within five years of becoming subject to the Executive Officer Stock Ownership Guidelines.

Report of the Compensation Committee
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Susan E. Voss, Chair
Scott L. Carlton
Brenda K. Clancy
Mark A. Green
Lura E. McBride
Gilda L. Spencer
James W. Noyce

2025 Summary Compensation Table
Summary Compensation Table — 2025

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Kevin J. Leidwinger President/Chief Executive Officer	2025	821,000	—	1,656,008	—	1,350,934	18,555	50,277	3,896,774
	2024	787,500	—	1,561,248	—	1,194,120	15,810	43,538	3,602,216
	2023	750,000	309,540	1,125,011	374,998	159,460	—	31,288	2,750,297
Eric J. Martin EVP/Chief Financial Officer	2025	514,090	30,000	518,468	—	503,261	17,820	29,183	1,612,822
	2024	496,705	20,000	500,932	—	444,844	14,278	20,444	1,497,203
	2023	484,000	147,759	272,260	90,746	70,967	32,222	18,699	1,116,653
Julie A. Stephenson EVP/Chief Operating Officer	2025	610,747	60,400	677,552	—	876,895	17,234	27,262	2,270,090
	2024	590,094	—	654,642	—	775,107	15,267	24,645	2,059,755
	2023	520,549	617,564	1,525,818	145,247	123,654	—	234,293	3,167,125
Steven D. Hernandez SVP/Chief Human Resources Officer	2025	395,106	—	239,062	—	269,067	16,411	16,832	936,478
	2024	235,278	128,000	626,980	—	137,849	—	8,983	1,137,090
Sarah E. Madsen SVP/Chief Legal Officer	2025	397,311	—	301,564	—	372,031	20,764	16,462	1,108,132
	2024	379,713	—	287,234	—	333,710	11,607	11,500	1,023,764
Corey L Ruehle SVP/Chief Claim Officer	2025	250,700	—	207,376	—	—	21,039	443,053	922,168

(1)    The amount reported in this column for Mr. Martin for 2025 includes a $30,000 retention bonus, which was paid to him pursuant to his offer letter and payment of which was subject to his continued employment through April 1, 2025. The amount reported in this column for Ms. Stephenson for 2025 represents a retention bonus of $60,400, which was paid to her pursuant to her offer letter and payment of which was subject to her continued employment through March 31, 2025.
(2)    Amounts in this column represent the aggregate grant date fair value for PSUs and RSUs, as applicable, granted during 2025, 2024 and 2023. Amounts in this column are calculated in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The grant date fair value for stock awards is measured based on the closing price of our Company Common Stock on the grant date, and the probable satisfaction of the performance conditions for the PSU awards as of the date of grant. Assuming the highest level of performance is achieved for the 2025 PSUs, the maximum value of amounts in this column at the grant date would be as follows: Mr. Leidwinger, $1,656,008; Mr. Martin, $518,467; Ms. Stephenson, $677,553; Mr. Hernandez, $239,061; Ms. Madsen, $301,565; and Mr. Ruehle, $207,377. The values shown have not been adjusted to reflect that these units are subject to forfeiture. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

(3)    Amounts in this column represent the aggregate grant date fair value for options granted during 2023. Amounts in this column are calculated in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
(4)    All employees are eligible to participate in our annual performance-based cash award plan if they are employed by the Company at the time the cash awards for that year are paid. The amounts shown in this column are those amounts earned by the executive for the year shown. These amounts were determined and paid in the subsequent year. For example, any non-equity incentive plan awards shown for 2025 were earned in 2025 but determined and paid in 2026.
(5)    The 2025 amount in this column reflects the change in pension value under the United Pension Plan that is described further in the "Pension Benefits" section and above market earnings under the Company’s nonqualified deferred compensation plan. There were no above market deferred compensation earnings for any named executive officers in 2025.
(6)    All Other Compensation for 2025 includes:

Name	Matching Contributions to 401(k) Plan ($)	Perquisites and Other Personal Benefits ($) (1)	Tax Reimbursement ($)	Total ($)
Kevin J. Leidwinger	11,750	38,527	—	50,277
Eric J. Martin	11,750	17,433	—	29,183
Julie A. Stephenson	11,750	15,512	—	27,262
Steven D. Hernandez	11,750	5,082	—	16,832
Sarah E. Madsen	11,750	4,712	—	16,462
Corey L. Ruehle	10,028	443,053	—	443,053
(1)For Mr. Leidwinger, the amount shown for perquisites and other personal benefits consists of country club dues paid on his behalf, executive security services, executive financial planning services, and the incremental costs associated with his personal use of corporate aircraft. For Mr. Martin, the amount shown for perquisites and other personal benefits consists of incremental costs associated with his personal use of corporate aircraft, country club dues paid on his behalf, executive security services, and executive financial planning services. For Ms. Stephenson, the amount shown for perquisites and other personal benefits consists of country club dues paid on her behalf and executive security services. For Mr. Hernandez, the amount shown for perquisites and other personal benefits consists of executive security services and executive financial planning services. For Ms. Madsen, the amount shown for perquisites and other personal benefits consists of executive security services and executive financial planning services. For Mr. Ruehle, the amounts shown for perquisites and other personal benefits consists of amounts he received in connection with his separation, consisting of a lump sum cash payment equal to 25 weeks of base salary ($166,147), (ii) a lump sum cash payment equal to the cost of six months of COBRA premiums ($8,165), (iii) a cash payment equal to the value of Mr. Ruehle's unvested RSU awards ($254,920), (iv) up to six months of outplacement services ($1,500), and (v) tickets for certain University of Iowa football games ($2,293).
2025 Grants of Plan-Based Awards
The following table details the grants of plan-based awards to our named executive officers in 2025 under the AIP and the United Fire Group, Inc. 2021 Stock and Incentive Plan, as applicable.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of shares of stock or units (#)	All Other Option Awards: Number of securities underlying options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)(4)	Target (#)	Maximum (#)
Kevin J. Leidwinger	2/21/2025 (6)	—	—	—	3,251	32,509	65,018	—	—	—	828,004
	2/21/2025 (7)	—	—	—	—	—	—	32,509	—	—	828,004
	—(8)	102,625	1,026,250	1,539,375	—	—	—	—	—	—	—
Eric J. Martin	2/21/2025(6)	—	—	—	1,018	10,178	20,356	—	—	—	259,234
	2/21/2025 (7)	—	—	—	—	—	—	10,178	—	—	259,234
	—(8)	38,856	388,855	583,283	—	—	—	—	—	—	—
Julie A. Stephenson	2/21/2025 (6)	—	—	—	1,330	13,301	26,602	—	—	—	338,776
	2/21/2025 (7)	—	—	—	—	—	—	13,301	—	—	338,776
	—(8)	67,755	677,550	1,016,325	—	—	—	—	—	—	—

Steven D. Hernandez	2/21/2025 (6)	—	—	—	469	4,693	9,386	—	—	—	119,531
	2/21/2025 (7)	—	—	—	—	—	—	4,693	—	—	119,531
	—(8)	19,924	199,238	298,856	—	—	—	—	—	—	—
Sarah E. Madsen	2/21/2025 (6)	—	—	—	592	5,920	11,840	—	—	—	150,782
	2/21/2025 (7)	—	—	—	—	—	—	5,920	—	—	150,782
	—(8)	30,157	301,573	452,360	—	—	—	—	—	—	—
Corey L. Ruehle (9)	2/21/2025 (6)	—	—	—	407	4,071	8,142	—	—	—	103,688
	2/21/2025 (7)	—	—	—	—	—	—	4,071			103,688
	—(8)	20,735	207,352	311,043	—	—	—	—	—	—	—

(1)    We estimate the amounts shown in this column by assuming the achievement of the threshold level for the least-weighted performance measure used in our AIP and by multiplying 2025 base salary by 12.50% for Mr. Leidwinger; 7.50% for Mr. Martin; 11.00% for Ms. Stephenson; 5.00% for Mr. Hernandez; 7.50% for Ms. Madsen; and 6.00% for Mr. Ruehle.
(2)    We estimate the amounts shown in this column by assuming the achievement of target levels for all applicable performance measures used in our AIP and by multiplying 2025 base salary by 125% for Mr. Leidwinger; 75% for Mr. Martin; 110% for Ms. Stephenson; 50% for Mr. Hernandez; 75% for Ms. Madsen; and 60% for Mr. Ruehle.
(3)    We estimate the amounts shown in this column by assuming the achievement of maximum levels for all applicable performance measures used in our AIP and by multiplying 2025 base salary by 187.5% for Mr. Leidwinger; 112.5% for Mr. Martin; 165% for Ms. Stephenson; 75% for Mr. Hernandez; 112.5% for Ms. Madsen; and 90% for Mr. Ruehle.
(4)    We estimate the amounts shown in this column by assuming the achievement of the threshold level for only the lowest weighted performance measure under our 2025 PSUs.
(5)    Amounts in this column represent the aggregate grant date fair value for RSUs and PSUs granted during 2025, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The grant date fair value for RSU and PSU awards is measured based on the closing price of our Company Common Stock on the grant date and the probable satisfaction of the performance conditions for the PSU awards as of the date of grant. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
(6) Represents PSUs that are scheduled to vest on the third anniversary of the grant date only if and to the extent the Company achieves performance goals relating to Core Earnings, Written Premium Growth, Net Loss Ratio, Underwriting Expense Ratio, and Adjusted ROE over the 2025-2027 performance period.
(7)    Represents a grant of RSUs that are scheduled to vest in three equal installments on each of the first three anniversaries of the grant date, subject to the named executive officer’s continued employment through each such vesting date.
(8)    There is no specific grant date for awards under our AIP. We paid awards based on our 2025 performance during the first quarter of 2026. Please see Compensation Discussion and Analysis in this Proxy Statement for further information regarding the AIP. Actual amounts paid to each named executive officer under our AIP for 2025 are shown in the Summary Compensation Table — 2025 in this Proxy Statement and were calculated based on each individual’s base salary for 2025.
(9) Pursuant to his separation agreement, Mr. Ruehle forfeited the amounts listed in this table.

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table details the outstanding equity awards held by each of our named executive officers as of December 31, 2025. Mr. Ruehle did not hold any outstanding equity awards as of December 31, 2025.

Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Kevin J. Leidwinger	8/22/2022		9,736	—	29.45	8/22/2032	—	—	—	—
	2/24/2023	(2)	22,430	11,216	28.39	2/24/2033	—	—	—	—
	2/24/2023	(3)	—	—	—	—	—	—	—	—
	2/24/2023	(4)	—	—	—	—	13,209	480,147	—	—
	3/20/2024	(5)	—	—	—	—	—	—	54,570	1,983,620
	3/20/2024	(6)	—	—	—	—	18,190	661,207	—	—
	10/29/2024	(7)	—	—	—	—	—		18,190	661,207
	10/29/2024	(8)	—	—	—	—	6,064	220,426	—	—
	2/21/2025	(9)	—	—	—	—	—		65,018	2,363,404
	2/21/2025	(10)	—	—	—	—	32,509	1,181,702	—	—
Eric J. Martin	4/18/2022		6,130	—	29.45	4/18/2032	—	—	—	—
	2/24/2023	(2)	5,428	2,714	28.39	2/24/2023	—	—	—	—
	2/24/2023	(3)	—	—	—	—	2,212	80,406	—	—
	2/24/2023	(4)	—	—	—	—	3,197	116,211	—	—
	3/20/2024	(5)	—	—	—	—	—	—	22,780	828,053
	3/20/2024	(6)	—	—	—	—	7,594	276,042	—	—
	2/21/2025	(9)	—	—	—	—	—	—	20,356	739,941
	2/21/2025	(10)	—	—	—	—	10,178	369,970	—	—
Julie A. Stephenson	2/24/2023	(2)	8,688	4,344	28.39	2/24/2033	—	—	—	—
	2/24/2023	(3)	—	—	—	—	3,540	128,679	—	—
	2/24/2023	(4)	—	—	—	—	5,116	185,967	—	—
	3/20/2024	(5)	—	—	—	—	—	—	29,770	1,082,140
	3/20/2024	(6)	—	—	—	—	9,924	360,737	—	—
	2/21/2025	(9)	—	—	—	—	—	—	26,602	966,983
	2/21/2025	(10)	—	—	—	—	13,301	483,491	—	—
Steven D. Hernandez	5/15/2024	(11)	—	—	—	—	—	—	9,914	360,374
	5/15/2024	(6)	—	—	—	—	3,305	120,137		—
	5/15/2024	(12)	—	—	—	—	9,639	350,378	—	—
	2/21/2025	(9)	—	—	—	—	—	—	9,386	341,181
	2/21/2025	(10)					4,693	170,591	—	—
Sarah E. Madsen……	2/18/2022		2,246	—	29.51	2/18/2032	—	—	—	—
	2/18/2022	(2)	3,320	1,660	28.39	2/24/2033	—	—	—	—
	2/18/2023	(3)	—	—	—	—	1,343	48,818	—	—
	2/24/2023	(4)	—	—	—	—	1,955	71,064	—	—
	3/20/2024	(5)	—	—	—	—	—	—	13,062	474,804
	3/20/2024	(6)	—	—	—	—	4,354	158,268	—	—
	2/21/2025	(9)	—	—	—	—	—	—	11,840	430,384
	2/21/2025	(10)	—	—	—	—	5,920	215,192	—	—

(1)    The market value of shares or units of stock that have not vested reflects a stock price of $36.35, our closing stock price on December 31, 2025, the last trading day of 2025.
(2)    These options vest in three equal installments on each of the first three anniversaries of the grant date, subject to the named executive officer’s continued employment through each such vesting date.
(3)    These PSUs granted on February 24, 2023, vested on February 24, 2026.
(4)    These RSUs cliff vest on the third anniversary of the grant date, subject to the named executive officer’s continued employment through such vesting date.

(5)    These PSUs granted on March 20, 2024, will vest on March 20, 2027, and are reported assuming maximum achievement.
(6)    These RSUs vest in three equal installments on each of the first three anniversaries of the grant date, subject to the named executive officer’s continued employment through each such vesting date.
(7)    These PSUs granted October 29, 2024, will vest on March 20, 2027, and are reported assuming maximum achievement.
(8)    These RSUs vest in three equal installments on each of March 20, 2025, March 20, 2026 and March 20, 2027, subject to the named executive officer’s continued employment through each such vesting date.
(9) These PSUs granted February 21, 2025, will vest on February 21, 2028, and are reported assuming maximum achievement.
(10)These RSUs vest in three equal installments on each of the first three anniversaries of the grant date, subject to the named executive officer’s continued employment through each such vesting date.
(11)These PSUs granted May 15, 2024, will vest on May 15, 2027, and are reported assuming maximum achievement.
(12)    These RSUs represent a replacement equity award granted to Mr. Hernandez in connection with the commencement of his employment to replace equity awards forfeited at his previous employer, which vested with respect to 7,356 shares on March 15, 2025 and vested with respect to 9,639 shares on March 15, 2026.
2025 Option Exercises and Stock Award Vesting
The following table represents the number and value of shares acquired by our named executive officers through the exercise of options and vesting of stock awards during fiscal year 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin J. Leidwinger	—	—	15,554	460,978
Eric J. Martin	—	—	6,055	171,681
Julie A. Stephenson	—	—	22,796	669,487
Steven D. Hernandez	—	—	9,008	261,395
Sarah E. Madsen	—	—	2,971	84,865
Corey L. Ruehle	7,190	14,446	2,541	71,906
Pension Benefits
All our employees who are 21 years of age and older automatically participate in our defined-benefit pension plan after completing one year of employment and 1,000 hours of service. When eligibility criteria are met, the employee participates in the plan on the next January 1 or July 1. Employees become 100% vested in the plan after completing three years of service. Effective July 1, 2021, the Company amended the defined-benefit pension plan to convert it from a traditional pension plan with a benefits formula based on annual compensation and years of service to a “cash balance” defined-benefit plan. Participants retained all benefits previously accrued under the traditional pension benefit formula. Prior to July 1, 2021, plan benefits equaled 1.25% of an employee’s five-year average annual compensation, plus 0.5% of average annual compensation in excess of covered compensation, multiplied by the lesser of years of service or 35 years. Effective July 1, 2021, plan benefits equal 4.0%-7.0% of the participant’s annual compensation for the plan year plus 2.0%-3.5% of the participant’s compensation in excess of covered compensation, in each case, depending on the participant’s years of service. Participants are credited with interest on their balances under the plan at the greater of 2% or the discount rate on the yield of 30-year Treasury securities. Covered compensation is determined by reference to the Social Security taxable wage base. Average annual compensation means annual compensation, averaged over the period of five consecutive years of service that produces the highest average. The pension plan uses only salary to determine the average annual compensation. Under federal law, for 2025 the maximum compensation that could be considered for determining benefits was $350,000.
The normal form of payment under the pension plan is a joint and 50% survivor annuity for a participant who is married on the annuity starting date and a life annuity for a participant who is unmarried on the annuity starting date. Participants may elect to receive a monthly pension over the participant’s life or a term of up to 20 years or, if the actuarial equivalent of the annuity is $50,000 or less, in the form of a lump sum cash payment. The amount of monthly pension benefits varies depending upon the form of payment elected by the participant, but the payments are in each case the actuarial equivalent of the normal form of payment. Distributions will be in the form of a lump-sum cash payment for vested participant balances of $50,000 or less. Assets of the pension plan belong to the Company and are not taxable to the employee until paid as a benefit. Such assets are subject to a substantial risk of forfeiture until vested by the employee.
Normal retirement age under the pension plan is 65, which is the earliest time a participant may retire under the pension plan without any benefit reduction due to age. The earliest age a participant may retire under the plan and still receive benefits is age 55. Participants electing early retirement with at least 20 years of service receive a reduction in benefits of 6% for each year the participant retires after age 55 and before age 60, and a reduction in benefits of 4% for each year the participant retires after age 60 and before age 65. If a participant elects early retirement with less than 20 years of service to us, then the participant’s reduction in benefits is based on an actuarial calculation. None of our named executive officers are currently eligible for early retirement under our pension plan.
The following table reports the present value of the annual defined benefit payable for each named executive officer under our pension plan. The present value is based on the retirement benefit formula for the compensation levels and years of service of those officers. As of December 31, 2025, Mr. Hernandez had not yet satisfied the service requirements to fully vest in the pension plan.
Pension Benefits — 2025

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Kevin J. Leidwinger	United Pension Plan	3	34,365	—
Eric J. Martin	United Pension Plan	4	47,071	—
Julie A. Stephenson	United Pension Plan	3	32,420	—
Steven D. Hernandez	United Pension Plan	2	16,411	—
Sarah E. Madsen	United Pension Plan	8	117,164	—
Corey L Ruehle	United Pension Plan	26	385,634	—
Nonqualified Deferred Compensation
The NQDC is a non-qualified deferred compensation plan made available to management, including our named executive officers. Employees participating in the NQDC may elect to defer a portion of their salary, of which the contribution and earnings are immediately vested at 100%.
Notional interest is credited to each participant’s deferred account which will be distributed in predetermined installments commencing upon his or her separation from service or paid in a lump sum upon his or her death or a termination of employment upon a change in control of the Company.
Participant deferrals are 100% vested immediately. If the executive officer dies or becomes disabled while employed by us, we will pay the plan benefits as directed by that executive officer. The NQDC allows participants to utilize in-service distributions to satisfy short-term savings goals. Participants can create these in-service payable accounts at the time of initial enrollment or at re-enrollment. The amounts deferred are subject to our creditors. The following table provides information about the participation by each of our named executive officers in the NQDC.
Nonqualified Deferred Compensation — 2025

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($) (4)
Kevin J. Leidwinger
NQDC	73,142	—	10,135	—	194,817
Eric J. Martin
NQDC	169,545	—	40,625	—	397,168
Julie A. Stephenson
NQDC	176,874	—	34,910	—	357,173
Steven D. Hernandez
NQDC	—	—	—	—	—
Sarah E. Madsen
NQDC	165,269	—	75,519	—	625,796
Corey L. Ruehle
NQDC	53,552	—	36,663	—	400,922

(1)    All amounts reported in this column were reported as part of either “Base Salary” or “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table — 2025 in this Proxy Statement.
(2)    The amounts reported in this column do not include any above-market earnings.
(3)    Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table as compensation for 2024 and 2023, respectively: Mr. Leidwinger — $56,630, $45,000; Mr. Martin — $120,214, $48,400; Ms. Stephenson — $104,916, $31,625; and Ms. Madsen (2024 only) $115,773.
Potential Payments Upon Termination or Change in Control
Change in Control Severance Agreements
The Company has entered into Change in Control Severance Agreements with each of the named executive officers with the exception of Mr. Ruehle. The Company entered into a Change in Control Severance Agreement with Mr. Hernandez in August 2025. These agreements, among other things, provide for: (1) an 18-month non-competition agreement and (2) in the event of both a change in control and termination of employment by the Company without cause or by the named executive officer for good reason: (a) a severance benefit payable to the named executive officer in an amount equal to 1.5 times the sum of his or her highest annual base salary in effect during the 12-month period prior to his or her termination date plus his or her target annual incentive compensation (or, if higher, the average of the annual bonuses earned by the named executive officer in respect of the three fiscal years of the Company immediately preceding the fiscal year in which the change in control occurs); (b) the continuation of certain insurance benefits for a period of 18 months; (c) the full vesting of each long-term incentive award held by the named executive officer, with any performance measures deemed satisfied at the target level; and (d) certain outplacement benefits.
Upon termination of employment for any reason, our named executive officers will also receive compensation and benefits pursuant to our pension plan and deferred compensation plans. Such plans and arrangements do not discriminate in scope, terms, or operation in favor of our named executive officers. Our named executive officers are vested in the benefits available under these plans, and therefore do not receive any enhanced benefit as a result of any termination or change in control.
Ruehle Separation
As described above, in connection with his separation in September 2025, Mr. Ruehle and the Company entered into the Ruehle Release Agreement, pursuant to which Mr. Ruehle received the following payments in exchange for a release of claims against the Company: (i) a lump sum cash payment equal to 25 weeks of base salary ($166,147), (ii) a lump sum cash payment equal to the cost of six months of COBRA premiums ($8,165), (iii) a cash payment equal to the value of Mr. Ruehle’s unvested RSUs ($254,919.63), (iv) up to six months of outplacement services ($1,500), and (v) tickets for certain University of Iowa football games ($2,293). Under the Ruehle Release Agreement, Mr. Ruehle remains subject to non-solicitation and non-interference covenants for 12 months following his separation
The information in the following tables describes the compensation that would be payable under specific circumstances if our continuing named executive officers’ employment had terminated on December 31, 2025:

Potential Payments Upon Termination or Change In Control — 2025

Name	Death or Retirement ($)(2)	Disability ($)	Change in Control ($)(3)	Termination for Cause ($)	Change in Control With Termination ($)(4)(5)
Kevin J. Leidwinger	7,182,617	6,007,892	7,182,617	—	10,019,801
Eric J. Martin	2,219,956	1,778,606	2,219,956	—	3,623,632
Julie A. Stephenson(1)	3,017,512	2,426,690	3,017,512	—	5,002,965
Steven D. Hernandez	1,196,182	991,882	1,196,182	—	2,128,594
Sarah E. Madsen	1,354,209	1,039,247	1,354,209	—	2,455,372

(1)     Please see “Stephenson Severance Benefit Agreement” above for a description and quantification of severance benefits that would have been payable to Ms. Stephenson in the event she was terminated by the Company without cause prior to January 30, 2025.
(2)    As of December 31, 2025, none of the named executive officers have achieved normal retirement age under our benefit plans. The figures in this column assume the accelerated vesting by the Board of Directors of all unvested stock options, RSUs and PSUs, as applicable. For the purposes of this table, we have assumed accelerated vesting of the PSUs at target.
(3)    Under their existing Change in Control Severance Agreements, the named executive officers are entitled to payment only if their employment is terminated by any reason other than a Nonqualifying Termination. Nonqualifying Termination is defined to include (a) by the Company for cause, (b) by the named executive officer for reason other than a good reason, (c) the named executive officer’s death, and (d) by the Company due to the executive’s absence from the executive’s duties with the Company on a full-time basis for a period of 180 consecutive days as a result of the executive’s incapacity due to physical or mental illness. The figures in this column assume the accelerated vesting by the Board of Directors of all unvested stock options, RSUs and PSUs, as applicable and based on target performance with respect to the PSUs.
(4)    Per their existing Change in Control Severance Agreements, the amounts reported in this column as separation compensation for the named executive officers equal the sum of (i) 1.5 times the sum of the executive’s highest annual base salary and target annual incentive compensation (or, if higher, the average of the annual bonuses earned by the named executive officer in respect of the three fiscal years of the Company immediately preceding the fiscal year in which the change in control occurs), (ii) the named executive officer’s target annual bonus, prorated based on the termination date, and (iii) the value attributable to the accelerated vesting of all unvested stock options, RSUs and PSUs, as applicable.
(5)    Under the terms of the existing Change in Control Severance Agreements for the named executive officers, if the payments and benefits they are entitled to receive under these agreements would result in the payment of the excise tax imposed by Section 4999 of the Internal Revenue Code, then their payments and benefits may be subject to reduction. Under their agreements, change in control payments and benefits are reduced by the minimum amount necessary to avoid federal excise tax, if the reduction would result in the named executive officers receiving a higher net after-tax amount. The amounts in this column do not reflect the application of any reduction in payment or benefit according to the terms of the Change in Control Severance Agreements.
In general, we do not make a payment to a participant in our AIP for a particular year unless the participant is employed by us on the date incentive payments are made, typically in March of the following year. In the case of death or retirement, and at the discretion of our Chairperson of the Board and our Chief Executive Officer, we will pay an AIP payment to a participant prorated to the date of death or retirement. Amounts shown for death and retirement assume our Chairperson of the Board and our Chief Executive Officer exercised their discretion to make the payment. The Change in Control Severance Agreements in place for named executive officers state that in the event of a termination of employment by the Company without cause or by the named executive officer for good reason, they will be paid an amount equal to their target payment under our AIP for the year in which the termination occurs, prorated to the date of termination. In this case, termination is presumed to occur on December 31, 2025.
Upon termination of employment due to death or retirement, the Board of Directors may, at its discretion, accelerate the vesting of any unvested option awards. In addition, under the terms of the option award agreements, the vesting of unvested stock options will accelerate upon a change in control. Amounts shown are calculated using the fair market value of the stock underlying in-the-money options that would have become exercisable on December 31, 2025, assuming that the Board of Directors accelerated the vesting of all unvested options.
Upon termination of employment due to death, retirement or disability or a change in control not involving termination, the Board of Directors may, at its discretion, accelerate the vesting of any unvested RSU or PSU awards. Amounts shown assume a voluntary acceleration of vesting by the Board of Directors, with PSUs assumed to be accelerated at target.

The Change in Control Severance Agreements for the named executive officers provide for the continuation of medical, accident, disability, and life insurance benefits with respect to the named executive officer and his/her dependents for a period of 18 months following a change in control at substantially the same level that existed immediately prior to the change in control. The amounts shown for the named executive officers reflect the cost of these benefits as they existed on December 31, 2025.
The Change in Control Severance Agreements for the named executive officers provide for outplacement services for a period of 12 months following a change in control. The cost to the Company of these outplacement services is capped for each executive at $15,000.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Kevin J. Leidwinger, our President and Chief Executive Officer as of December 31, 2025.
The median of the annual total compensation of all our employees, excluding Kevin J. Leidwinger, was $103,628 in 2025, calculated in accordance with the Summary Compensation Table rules. To identify the median employee, we compiled total cash compensation identified in our payroll records, excluding equity awards, for all full-time, part-time, temporary and seasonal employees employed as of December 31, 2025. We selected total cash compensation as it reflects the principal form of compensation delivered to all our employees. Further, we annualized cash compensation (other than bonus awards) for permanent full- and part-time employees who were not employed for all of 2025. The annual total compensation of Kevin J. Leidwinger for the purpose of this disclosure is $3,896,774.

Based on this information, for 2025 the ratio of the annual total compensation of Mr. Leidwinger, our President and Chief Executive Officer, to the median of the annual total compensation of all employees is estimated to be 37.6 to 1.

PAY VERSUS PERFORMANCE
Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021. In determining the “compensation actually paid” (CAP) to our Named Executive Officers, SEC rules require us to make various adjustments to amounts reported in the Summary Compensation Table because the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values reported in our Summary Compensation Table, as well as the adjusted values required in this section by SEC rules. As identified in the footnotes to the table, the determination of CAP includes adjustments to reflect, among other things, period-to-period changes in the accounting value of unvested equity awards and the Performance Stock Awards. Accordingly, such amounts do not reflect the value of compensation actually delivered to, or received in the period reported in the table.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(j)	(k)	(j)	(k)
							Value of Initial Fixed $100 Investment Based on: (4)
Year(1)	Summary Compensation Table Total for Current PEO ($)(2)	Summary Compensation Table Total for Former PEO ($)(2)	Compensation Actually Paid to Current PEO ($)(3)	Compensation Actually Paid to Former PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)	Net Income ($000s)	Adjusted ROE (%)(6)
2025	$3,899,774	N/A	$5,838,076	N/A	$1,369,944	$1,894,802	$155.00	$169.00	$118,191	10.8%
2024	$3,602,216	N/A	$4,998,453	N/A	$1,429,453	$1,820,377	$121	$151.00	$31,442	7.9%
2023	$2,750,297	N/A	$1,740,613	N/A	$1,452,785	$1,037,819	$86	$113	$-29,689	(3.8)%
2022	$1,551,845	$1,739,780	$1,562,931	$1,468,766	$825,850	$838,313	$114	$107	$15,031	3.0%
2021	N/A	$2,387,206	N/A	$2,678,683	$865,170	$802,746	$94	$117	$80,594	7.2%

(1)The Principal Executive Officer (“PEO”) and named executive officers for the applicable years were as follows:

Year	Current PEO	Former PEO	Non-PEO NEOs
2025	Kevin J. Leidwinger		Julie A. Stephenson; Eric J. Martin; Sarah E. Madsen; Steven Hernandez; and Corey Ruehle
2024	Kevin J. Leidwinger		Julie A. Stephenson; Eric J. Martin; Sarah E. Madsen; and Steven Hernandez
2023	Kevin J. Leidwinger		Julie A. Stephenson; Eric J. Martin; Micah Woolstenhulme; and Robert F. Cataldo
2022	Kevin J. Leidwinger	Randy A. Ramlo	Eric J. Martin; Robert F. Cataldo; Jeremy J. Bahl; Micah Woolstenhulme; Randy L. Patten; and Michael T. Wilkins
2021		Randy A. Ramlo	Michael T. Wilkins; Randy L. Patten; Robert F. Cataldo; Micah Woolstenhulme; and Dawn M. Jaffray
(2)Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Messrs Leidwinger and Ramlo and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s named executive officers reported for the applicable year other than the PEOs for such years.
(3)To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Messrs. Leidwinger and Ramlo and for the average of the other named executive officers is set forth following the footnotes of this table.
(4)Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2020. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)The TSR Peer Group consists of Standard & Poor’s 600 Property and Casualty Index. This is the same industry index used for purposes of the Company’s stock price performance graph in its Annual Report to stockholders.

(6)As noted in the CD&A for 2025 the Compensation Committee determined that Adjusted ROE continues to be viewed as a core driver of the Company’s performance and stockholder value creation and, accordingly, was utilized as a component in both the 2025 AIP and 2025 PSUs. Adjusted ROE is our return-on-equity, calculated in accordance with GAAP, excluding the impact of market value changes on investments.

	2021		2022			2023		2024		2025
Adjustments	Former PEO	Average non-PEO NEOs	Former PEO	Current PEO	Average non-PEO NEOs	Current PEO	Average non-PEO NEOs	Current PEO	Average non-PEO NEOs	Current PEO	Average non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY (a)	$-856,025	$-282,058	$-297,179	$-919,152	$-296,673	$-1,500,009	$-604,516	$-1,561,248	$-517,447	$-1,656,008	$-388,804
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End (b)	$678,624	$221,278	$52,121	$758,427	$232,501	$853,662	$325,097	$2,605,123	$796,916	$2,808,906	$659,487
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date (c)	$—	$—	$—	$171,811	$32,232	$—	$62,291	$—	$—	$—	$—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End (d)	$60,113	$12,296	$102,827	$—	$33,568	$-326,705	$-180,706	$246,918	$97,360	$790,926	$255,508
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date (e)	$379,673	$82,599	$303,084	$—	$40,726	$-42,231	$111	$111,921	$13,671	$-339	$1,825

Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End (f)	$-76,166	$-112,552	$-521,131	$—	$-49,924	$—	$-3,439	$—	$—	$—	$—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$98,373	$19,217	$64,267	$—	$6,439	$5,600	$4,217	$9,333	$3,159	$13,372	$9,454
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY(g)	$-4,867	$-33,855	$—	$—	$—	$—	$-25,286	$-15,810	$-10,288	$-18,555	$-18,654
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans(h)	$11,752	$30,651	$24,998	$—	$13,594	$—	$7,265	$—	$7,553	$—	$6,042
TOTAL ADJUSTMENTS	$291,477	$-62,424	$-271,013	$11,086	$12,463	$-1,009,684	$-414,966	$1,396,237	$390,924	$1,938,302	$524,858

a.Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
b.Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
c.Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
d.Represents the change in fair value during the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
e.Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year, and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
f.Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
g.Represents the aggregate change in the actuarial present value of the accumulated benefits under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.

h.Represents the sum of the actuarial present value of the benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
i.See footnote 1 above for the named executive officers included in the average for each year.

Relationship Between Pay and Performance

We believe the compensation actually paid (“CAP”) in each of the years reported above and over the 5-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the CAP fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our 2025 AIP and our 2025 PSU awards, including our Adjusted ROE performance.

The following graphics reflect the relationship between CAP to our NEOs and our TSR, the TSR of the TSR Peer Group, our Net Income, and our Adjusted ROE during the 5 most recently completed fiscal years.

Compensation Actually Paid Versus Cumulative TSR
Compensation Actually Paid
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
Total Shareholder Return
$240.00
$200.00
$160.00
$120.00
$80.00
$40.00
$0.00
2021
2022
2023
2024
2025
Compensation Actually Paid to Former PEO
Compensation Actually Paid to Current PEO
Average Compensation Actually Paid to Non-PEO NEOs
Total Shareholder Return
Peer Group Total Shareholder Return

Compensation Actually Paid Versus Net Income
$6,000,000
$4,000,000
$2,000,000
$0
-$2,000,000
-$4,000,000
-$6,000,000
Compensation Actually Paid
$150,000
$100,000
$50,000
$0
-$50,000
-$100,000
-$150,000
Net Income
2021
2022
2023
2024
2025
Compensation Actually Paid to Former PEO
Compensation Actually Paid to Current PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income

Compensation Actually Paid Versus Adjusted Return on Equity
Compensation Actually Paid
$6,000,000
$4,000,000
$2,000,000
$0
-$2,000,000
-$4,000,000
-$6,000,000
Adjusted Return on Equity
15%
10%
5%
—%
-5%
-10%
-15%
2021
2022
2023
2024
2025
Compensation Actually Paid to Former PEO
Compensation Actually Paid to Current PEO
Average Compensation Actually Paid to Non-PEO NEOs
Adjusted Return on Equity

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the Named Executive Officers

The following is a list of financial performance measures, which in the Company’s assessment represent the most important financial measures used by the Company to link CAP to the named executive officers for 2025. Please see the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation program, including the AIP and 2025 PSUs.

We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2025:
•Adjusted Return on Equity,
•Written Premium Growth,
•Core Earnings,
•Net Adjusted Loss Ratio, and
•Underwriting Expense Ratio.

DIRECTOR COMPENSATION
We have designed the compensation of our directors to attract and retain qualified directors and to align director compensation with the interests of our shareholders. The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation plans and the elements of director compensation.
Annual Retainer, Committee Meetings and Expenses
For the 12-month period beginning with the 2025 Annual Meeting, all non-employee directors received a retainer for service on our Board of Directors, as described further below. The Chairman of our Board of Directors, the Vice Chairman of our Board of Directors, the chairpersons of the standing committees of our Board of Directors (other than the Executive Committee) and the members of each standing committee each received an additional retainer for their service in those capacities, as described further below. Retainers are paid to the directors in four equal, quarterly installments. We also reimburse business expenses, such as travel expenses, incurred by non-employee directors in relation to their service on our Board of Directors.
Non-Employee Director Fee Schedule — 2025

Fee Type	Amount Paid ($)
Base Annual Retainer – All Directors	80,000
Additional Annual Retainer – Chairperson of the Board	100,000
Additional Annual Retainer – Vice Chairperson of the Board	20,000
Additional Annual Retainer – Audit Committee Chair	20,000
Additional Annual Retainer – Compensation Committee Chair	12,500
Additional Annual Retainer – Nominating and Governance Committee, Investment Committee, and Risk Management Committee Chairs	10,000
Additional Annual Retainer – Members of Compensation Committee and Audit Committee	5,000
Additional Annual Retainer – Members of Executive Committee, Nominating and Governance Committee, Investment Committee, and Risk Management Committee	4,000
Annual Equity Grant (Grant Date Fair Value) (1)	95,000
Reimbursement for travel and other expenses related to service as a director	As incurred

(1)    In May 2025, the Compensation Committee recommended, and the Board of Directors approved, the issuance to each then-serving non-employee director of 3,420 RSUs under our Non-Employee Director Plan. These RSUs vest one year after their grant date, subject to the director’s continued service.

The following table shows individual non-employee director compensation during 2025:
Non-Employee Director Compensation — 2025

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total Compensation ($)
John-Paul E. Besong	89,000	91,806	—	—	180,806
Scott L. Carlton	98,000	91,806	—	—	189,806
Brenda K. Clancy	114,000	91,806	—	—	205,806
Christopher R. Drahozal	93,000	91,806	—	—	184,806
Matthew Foran	98,000	91,806	—	—	189,806
Mark A. Green	107,000	91,806	—	—	198,806
Lura E. McBride	89,000	91,806	—	—	180,806
George D. Milligan	107,000	91,806	—	—	198,806
James W. Noyce	173,000	91,806	—	—	264,806
Gilda L. Spencer	42,250	71,254	—	—	113,504
Susan E. Voss	105,500	91,806	—	—	197,306

(1)    Stock awards represented in this column are scheduled to vest on May 15, 2025, and are subject to forfeiture until vested. Aggregate RSUs outstanding at December 31, 2025 for each of the following non-employee directors was: Besong — 3,420, Carlton — 3,420, Clancy — 3,420, Drahozal — 3,420, Foran — 3,420, Green — 3,420, McBride — 3,420, Milligan — 3,420, Noyce — 3,420, Spencer — 2,324, and Voss — 3,420. On December 31, 2025, Mr. Noyce’s plan balance under the Directors’ Deferred Compensation Plan, including any accrued dividends, represented 4,374 phantom stock units.
(2)    Amounts in this column represent the aggregate grant date fair value for restricted stock granted during 2025 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
(3)    All options held by non-employee directors expired in May 2024 and no other options were issued after 2013; therefore, there are no outstanding options held by Board members as of December 31, 2025.
Deferred Compensation
In November 2012, the Board of Directors approved the adoption of the 2012 Deferred Compensation Plan for United Fire Group, Inc. Non-Employee Directors (the “Directors’ Deferred Compensation Plan”). The Directors’ Deferred Compensation Plan allows non-employee directors the opportunity to defer up to 100% of the annual retainer fee they receive for service on our Board of Directors.
In order to participate in the Directors’ Deferred Compensation Plan, each non-employee director must submit an election form by December 31 of the year prior to the plan year for which compensation will be deferred. Thereafter, the participating director can change or terminate the election for future years by making a timely new election in the prior year. Compensation amounts deferred by non-employee directors are used to acquire “credited stock units” based on the average market price of Company Common Stock during the month the amounts are deferred. Participating directors also acquire additional credited stock units based on the quarterly dividend paid to our registered shareholders. These dividend amounts are based on each participant’s account balance at the time the dividend is paid and the closing market price of Company Common Stock on the dividend payment date. A participating director’s credited stock units are then valued on an annual basis based on the closing market price of Company Common Stock on the last trading day of each year. By tying a director’s deferred compensation to the performance of Company Common Stock, we believe this plan allows directors to acquire a more meaningful stake in our Company.
When a participating director leaves the Board of Directors, the director may elect to receive the cash value of the credited stock units in the director’s account either in one lump sum or in equal installments paid out over five years. The participating director selects the manner of distribution when the director elects to participate in the Directors’ Deferred Compensation Plan. The amount payable to a director is the value of the credited stock units in the director’s account, valued at the last trading day of the year the director ceases to serve as a director.

Appendix A

FIRST AMENDMENT TO THE
UNITED FIRE GROUP, INC.
NON-EMPLOYEE DIRECTOR STOCK PLAN

    THIS FIRST AMENDMENT is made on this 1st day of April, 2026, by United Fire Group, Inc., an Iowa corporation (the “Company”). Except as otherwise specifically provided herein, all capitalized terms utilized herein shall have the same meaning as when utilized in the United Fire Group, Inc. Non-Employee Director Stock Plan (the “Plan”).

INTRODUCTION

    WHEREAS, the Company maintains the Plan, which was most recently amended and restated as of February 21, 2020, and was previously named the United Fire & Casualty Company 2005 Non-Qualified Non-Employee Director Stock Option and Restricted Stock Plan;

    WHEREAS, the Company reserved the right to amend the Plan pursuant to the provisions of Section XIV thereof; and

    WHEREAS, the Company now desires to amend the Plan to (a) increase the number of Shares subject to the Plan and (b) extend the term of the Plan to December 31, 2034, subject to the approval of the Company’s stockholders at the Company’s 2026 Annual Meeting of Stockholders.

AMENDMENT

    NOW, THEREFORE, the Company does hereby amend the Plan, subject to approval by the stockholders of the Company and effective as of the date of such approval, as follows:

1.Section VI.A. of the Plan is hereby deleted and replaced with the following:

“A.    There shall be reserved for the granting of Awards pursuant to the Plan, and for issuance and sale pursuant to such Awards (including Shares issued under, or subject to issuance pursuant to outstanding Options issued under the Predecessor Plan Document), a total of eight hundred and sixty-five thousand one hundred fourteen (865,114) Shares, which the Board of Directors may allocate in any manner between Options, Restricted Stock, and Restricted Stock Units. To determine the number of Shares available at any time for the granting of Awards, there shall be deducted from the total number of reserved Shares, the number of Shares subject to Awards granted pursuant to the Plan. The Shares to be issued in connection with Awards made pursuant to the Plan shall be made available from the authorized and unissued Shares or shares subsequently acquired by the Company as treasury shares. If for any reason Shares as to which an Award has been made are forfeited, terminate, expire, settled in cash or cease to be subject to purchase pursuant to the Award, then such Shares again shall be available for issuance in connection with Awards made pursuant to the Plan.”

2.Section XVIII of the Plan is hereby deleted and replaced with the following:

“XVIII. Duration of the Plan.
The Board of Directors shall make no Awards pursuant to the Plan after the close of business on December 31, 2034.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

[Signature page follows]

A-1

IN WITNESS WHEREOF, this First Amendment has been executed as of the date first set forth above.

                                UNITED FIRE GROUP, INC.

                                BY: /s/ Kevin J. Leidwinger

                                TITLE: President and CEO

A-2

Appendix B

UNITED FIRE GROUP, INC.
NON-EMPLOYEE DIRECTOR STOCK PLAN
(as amended)

I.    Purpose

The purpose of this Non-Employee Director Stock Plan (the “Plan”) is to advance the interests of United Fire Group, Inc. (the “Company”) through the attraction, motivation and retention of qualified non-employee directors. The Plan will provide a means for non-employee directors to increase their equity ownership of the Company. By increasing their equity ownership of the Company, the economic interests of the non-employee directors will more closely align with those of all other shareholders of the Company, and the non-employee directors will have an additional incentive to contribute to the success of the Company and the Affiliated Companies. This is an amendment and restatement of the terms of the Predecessor Plan Document, effective as of February 21, 2020.

II.    Definitions

The following terms wherever used herein shall have the meanings set forth below.

A.    Affiliated Company or Affiliated Companies. The term “Affiliated Company” or “Affiliated Companies” means component member or members of a controlled group of corporations, as defined under Section 1563 of the Internal Revenue Code of 1986, as amended, in which the Company is also a component member.

B.    Award. The term “Award” means a grant of Options, Restricted Stock, or Restricted Stock Units under the Plan.

C.    Award Agreement. The term “Award Agreement” means an Option Agreement, Restricted Stock Agreement, or RSU Agreement.

D.    Beneficial Owner. The term “beneficial owner” means a Person as defined in Rule 13d-3 under the Exchange Act,

E.    Board of Directors. The term “Board of Directors” means the Board of Directors of the Company.

F.    Change in Control of the Company. The term “Change in Control of the Company” means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is in fact required to comply with that Regulation.

A Change in Control of the Company shall be deemed to have occurred if:

1.    Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

2.    during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors (This clause II shall not apply to a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (1) or (3) of this definition.); or

3.     consummation of a merger, share exchange or consolidation of the Company with any other company, other than a merger, share exchange or consolidation that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of such surviving entity outstanding immediately after such merger, share exchange or consolidation or consummation of a plan of complete liquidation of the Company or consummation of the sale or disposition by the Company of all or substantially all the Company’s assets.

G.    Committee. The term “Committee” means the Compensation Committee of the Board of Directors.

H.    Common Stock. The term “Common Stock” means the shares of common stock, par value $.001 per share, of the Company.

I.    Company. The term “Company” means United Fire Group, Inc., an Iowa corporation.

J.    Date of Grant. The “Date of Grant” is the date the Board of Directors grants an Award to an Eligible Director. The Date of Grant will be a date determined by the Board of Directors.

K.    Eligible Director. The term “Eligible Director” means any person who on the Date of Grant is a member of the Board of Directors of the Company or the Affiliated Companies and who is not an employee of the Company or the Affiliated Companies.

L.    Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

M.    Fair Market Value. The term “Fair Market Value” of the Common Stock means:

1.    the closing price of a Share on the principal national securities exchange on which Shares are then trading, or, if Shares were not traded on such date, then on the next preceding date on which a trade occurred; or

2.    if Common Stock is not traded on a national securities exchange but is quoted on the National Association of Securities Dealers, Inc. Authorized Quotation System (“NASDAQ”) or a successor quotation system, the last reported sale price on such date as reported by NASDAQ or such successor quotation system; or

3.    if Common Stock is not traded on a national securities exchange and is not reported in NASDAQ or a successor quotation system, the closing bid price (or average bid prices) last quoted on such date by an established quotation service for over-the-counter securities; or

4.    if Common Stock is not publicly traded on such date, the value of a Share as established by the Board of Directors acting in good faith and taking into consideration all factors which it deems appropriate, including, without limitation, recent sale or offer prices for the Common Stock in private arm’s-length transactions. During periods when the Fair Market Value of a Share cannot be determined under any of the methods specified in clauses (1), (2) and (3), above, the Board of Directors shall have the authority to establish the Fair Market Value of the Common Stock as of the beginning of (or periodically during) each fiscal year of the Company and to use such value for all transactions occurring thereafter within such fiscal year.

N.    Grantee. A “Grantee” is an Eligible Director to whom the Board of Directors has granted an Award.

O.    Option. The term “Option” means any right granted pursuant to the Plan to purchase shares of Common Stock at an Option Price established by the Board of Directors.

P.    Option Agreement. The term “Option Agreement” means the agreement between the Company and the recipient of an Option that contains the terms, conditions and restrictions pertaining to such Options.

Q.    Option Expiration Date. The “Option Expiration Date” is the date an Option expires.

R.    Option Price. The “Option Price” is the price at which Common Stock may be purchased upon the exercise of an Option.

S.    Person. The term “Person” means a person as used in Section 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliated Companies or a Company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as the ownership of Common Stock of the Company.

T.    Plan. The term “Plan” means this United Fire Group, Inc. Non-Employee Director Stock Plan.

U.    Predecessor Plan Document. The term “Predecessor Plan Document” means the United Fire & Casualty Company 2005 Non-Qualified Non-Employee Director Stock Option and Restricted Stock Plan.

V.     Restricted Stock. The term “Restricted Stock” means a Share awarded under the Plan that is subject to restrictions determined by the Board of Directors.

W.    Restricted Stock Agreement. The term “Restricted Stock Agreement” means the agreement between the Company and the recipient of Restricted Stock that contains the terms, conditions and restrictions pertaining to such Restricted Stock.

X.    Restricted Stock Unit. The term “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one Share, subject to the terms and conditions hereof, and represents an unfunded and unsecured obligation of the Company.

Y.     RSU Agreement. The term “RSU Agreement” means the agreement between the Company and the recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.

Z.    RSU Vesting Date. The term “RSU Vesting Date” means, as to any RSU, the date on which any vesting or forfeiture conditions applicable to the RSU shall lapse.

AA.    Share. The term “Share” means a share of Common Stock.

III.    Effective Date of the Plan

The Plan shall become effective upon approval of the shareholders owning a majority of the outstanding shares of the Company eligible to vote.

IV.    Operation and Administration

A.    The Board of Directors shall administer the Plan, provided however, the Board of Directors may delegate its responsibilities and duties under the Plan to the Committee. If the Board of Directors delegates responsibilities and duties to the Committee, the Committee is empowered to do all acts with respect to the Plan that the Plan authorizes the Board of Directors to do.

B.    The Board of Directors may establish, from time to time and at any time, subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto, as it deems necessary to comply with applicable law and regulation and for the proper administration of the Plan.

C.    The Board of Directors shall have the authority and discretion, subject to the express provisions and restrictions of the Plan, to determine, without limitation:

1.    which Eligible Directors receive Awards;

2.    when Awards shall be granted;

3.    the Option Price;

4.    the Option Expiration Date;

5.    the Date of Grant;

6.    the vesting schedule of Awards or whether Options shall be immediately vested,

7.    the terms and conditions of Awards, other than those terms and conditions set forth in the Plan; and

8.    the number of Shares to be issued or made subject to potential future issuance pursuant to an Award Agreement.

D.    The Company shall grant Awards and Awards shall become effective only after prior approval of the Board of Directors.

E.    All distributions under the Plan are subject to withholding of taxes if and when legally required. If withholding of taxes is required, the Board of Directors may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Board of Directors, in its discretion, and subject to such requirements as the Board of Directors may impose prior to the occurrence of such withholding, may permit any applicable withholding obligation to be satisfied through cash payments, through the surrender of Shares that the Grantee already owns, or through the surrender of Shares to which the Grantee is otherwise entitled under the applicable Award Agreement.

F.    The Board of Directors’ interpretation and construction of the provisions of the Plan and the rules and regulations adopted by the Board of Directors shall be final. No member of the Board of Directors (or the Committee) shall be liable for any action taken or determination made in respect of the Plan in good faith.

G.    The Board of Directors may impose such other terms and conditions not inconsistent with the terms of the Plan as it deems advisable, including, without limitation, restrictions and requirements relating to (i) the registration, listing or qualification of the Common Stock, (ii) the grant or exercise of Options, or (iii) the Shares acquired pursuant to the Plan.

H.    Notwithstanding any other provisions of the Plan, the Company shall have no obligation to deliver any Shares pursuant to the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the Exchange Act or the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

V.    Participation in the Plan

A.    Participation in the Plan is limited to Eligible Directors.

B.    No member of the Board of Directors who is also an employee of the Company shall be eligible to participate in the Plan.

C.    Nothing contained in the Plan or in any Award Agreement shall confer upon any Grantee any right to continue as a director.

VI.    Stock Subject to the Plan

A.    There shall be reserved for the granting of Awards pursuant to the Plan, and for issuance and sale pursuant to such Awards (including Shares issued under, or subject to issuance pursuant to outstanding Options issued under the Predecessor Plan Document), a total of four hundred fifty thousand (450,000) Shares, which the Board of Directors may allocate in any manner between Options, Restricted Stock, and Restricted Stock Units. To determine the number of Shares available at any time for the granting of Awards, there shall be deducted from the total number of reserved Shares, the number of Shares subject to Awards granted pursuant to the Plan. The Shares to be issued in connection with Awards made pursuant to the Plan shall be made available from the authorized and unissued Shares or shares subsequently acquired by the Company as treasury shares. If for any reason Shares as to which an Award has been made are forfeited, terminate, expire, settled in cash or cease to be subject to purchase pursuant to the Award, then such Shares again shall be available for issuance in connection with Awards made pursuant to the Plan.

B.    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of Shares, merger, consolidation, share exchange, acquisition of property or stock, or any change in the capital structure of the Company, the Board of Directors shall make such adjustments as may be appropriate, in its discretion, in the number and kind of shares reserved for Awards and in the number, kind and price of shares covered by Awards granted.

VII.        Grants of Awards.

A.    The Board of Directors may grant Awards at any time, in its sole discretion.

B.    The Board of Directors, in its sole discretion, may determine the number of Shares to be subject to an Award.

C.    During any calendar year, Awards may consist of Options, Restricted Stock, Restricted Stock Units, or a combination of Options, Restricted Stock, and Restricted Stock Units.

VIII.        Terms and Conditions of Options

A.    Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement in such form as the Board of Directors from time to time may determine.

B.    The Board of Directors shall establish the Option Price at the time of the grant of Options pursuant to the Plan. The Option Price shall not be less than the Fair Market Value on the Date of Grant. If the Board of Directors does not establish a specific Option Price on the Date of Grant, the exercise price per share shall be the Fair Market Value on the Date of Grant.

C.    Subject to the other limitations set forth in the Plan, each Option may be exercisable for a term of up to 10 years from the Date of Grant (or such shorter period as specified in the Option Agreement). On the Date of Grant, the Board of Directors shall determine the Option Expiration Date of each Option, provided however, if the Board of Directors does not establish the Option Expiration Date, the Option Expiration Date shall be the date that is 10 years from the Date of Grant. Options shall expire and all rights granted by Option Agreements shall become null and void on the Option Expiration Date stated in the Option Agreement.

D.    The Board of Directors may provide in the Option Agreement that the right to exercise each Option for the number of shares subject to each Option shall vest over such period as the Board of Directors, in its discretion, shall determine for each Grantee. If the Board of Directors does not designate a vesting schedule, the Option granted to the Option holder shall not be exercisable until one (1) year after the Date of Grant, at which time the Option will be fully exercisable. Notwithstanding the foregoing, each Option Agreement shall provide that upon the occurrence of a Change in Control of the Company, all Options then outstanding shall become immediately exercisable.

E.    Options shall be non-transferable and non-assignable, except that a Grantee may transfer Options by testamentary instrument or by the laws of descent and distribution. Notwithstanding the foregoing, the Board of Directors may set forth in the Option Agreement on the Date of Grant or thereafter, that the Grantee may transfer the Option to members of the Grantee’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. For this purpose, immediate family means the Grantee’s spouse, parents, children, stepchildren, grandchildren, and legal dependents. Any transfer of Options made pursuant to this provision shall not be effective until the Grantee or the Grantee’s personal representative has delivered notice of such transfer to the Company. If an Option is transferred in accordance with the foregoing, the Option shall be exercisable solely by the transferee and shall remain subject to the provisions of the Plan.

F.    Options shall automatically terminate and be null and void as of the date the Grantee’s service on the Board of Directors terminates if such service terminates because of any act of (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any Affiliated Company.

G.    Unless an Option is forfeited as provided in Subparagraph VIII(F), upon the death of a Grantee while serving on the Board of Directors or the retirement of a Grantee from the Board of Directors, that Grantee’s Options whose term have not expired shall become fully vested and immediately exercisable.

H.    If a Grantee dies during the term of the Grantee’s Option without having fully exercised his Option, the executor or administrator of his estate or the person who inherits the right to exercise the Option by bequest or inheritance shall have the right at any time following the Option holder’s death until the Option Expiration Date to purchase the number of Shares that the deceased Option holder was entitled to purchase at the date of his death, after which the Option shall lapse. Upon the death of the transferee of an Option transferred in accordance with Subparagraph VIII(E), the executors, administrators, legatees or distributees of the transferee’s estate may exercise the Option, as the case may be, for a period of one (1) year following the date of the transferee’s death, provided that in no event may the Option be exercised after the Option Expiration Date.

I.A Grantee of an Option shall have no rights as a shareholder of the Company, no dividend rights (except as shall be set forth in an Option Agreement, pursuant to Subparagraph XII(C)), and no voting rights with respect to the Shares underlying or issuable in respect of such Option until the Option has been exercised and such Shares have been issued to the Grantee. Except as shall be set forth in an Option Agreement, pursuant to Subparagraph XII(C)), or as required pursuant to Subparagraph VI.B., no adjustment shall be made in respect of any Option for dividends or distributions or other rights in respect of any Share subject to an Option, for which the record date is prior to the date upon which the Grantee shall become the holder of record of such Shares.

IX. Methods of Exercise of Options

A.    A Grantee (or other person or persons, if any, entitled to exercise an Option hereunder) desiring to exercise an Option as to all or part of the Shares covered by the Option shall (i) give written notice to that effect to the Company at its principal office, specifying the number of Shares to be purchased and the method of payment and (ii) make payment or provisions for payment for the Shares purchased in accordance with this Paragraph IX. Such written notice may be given by means of a facsimile transmission. If a facsimile transmission is used, the Option holder must mail the original executed copy of the written notice to the Company promptly thereafter.

B.    Payment or provision for payment shall be made as follows:
1.    The Option holder shall deliver to the Company at the Company’s principal office, United States currency in an amount equal to the aggregate purchase price of the Shares as to which such exercise relates; or

2.    The Option holder shall tender to the Company, by either actual delivery of Shares or by attestation, Shares already owned by the Option holder or Shares that would be delivered under the Option Agreement, together with any cash tendered therewith, have an aggregate fair market value (determined based on the Fair Market Value of a Share on the date the Company receives the notice referred to in Subparagraph IX(A)) equal to the aggregate purchase price of the Shares as to which such exercise relates; or

3.    The Option holder shall deliver to the Company an exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the aggregate purchase price of the Shares as to which such exercise relates and to sell the Shares (or a sufficient portion of the Shares) to be issued upon exercise of the Option to pay the exercise price and any tax withholding resulting from such exercise and deliver the cash proceeds, less commissions and brokerage fees to the Option holder or to deliver the remaining Shares to the Option holder.

4.    Notwithstanding the foregoing provisions, the Board of Directors may limit the methods by which an Option holder may exercise an Option. In processing any purported exercise of an Option granted pursuant to the Plan, the Board of Directors may refuse to recognize the method of exercise selected by the Option holder (other than the method of exercise set forth in Subparagraph IX(B)(1)).

X. Terms and Conditions of Restricted Stock Awards

A.    Each award of Restricted Stock shall be evidenced by a Restricted Stock Agreement between the Grantee and the Company in such form as the Board of Directors from time to time may determine. Shares of Restricted Stock shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of Restricted Stock Agreements need not be identical.

B.    The Board of Directors may award Restricted Stock under the Plan for such consideration as the Board of Directors may determine, including, without limitation, cash, cash equivalents, past services and future services; provided, however, that to the extent that an Award consists of newly issued Restricted Stock, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Stock in the form of cash equivalents or services rendered to the Company or its Affiliated Companies, as the Board of Directors may determine.

C.    The Board of Directors may make an award of Restricted Stock subject to vesting. Vesting may occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. During any restricted period, the recipient shall not sell, transfer, pledge or assign Restricted Stock awarded under the Plan. Upon the retirement, disability or death of a Grantee of Restricted Stock, or in special circumstances, the Board of Directors, in its sole discretion may waive, in whole or in part, any or all remaining restrictions with respect to such Grantee’s Restricted Stock. Notwithstanding the foregoing, each Restricted Stock Agreement shall provide that all Restricted Stock subject to the Restricted Stock Agreement shall become fully vested upon the occurrence of a Change in Control.

D.    Holders of Restricted Stock shall have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Stock Agreement, however, may require that holders of Restricted Stock invest any cash dividends received in additional Restricted Stock. Such additional Restricted Stock shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

E.    When the Board of Directors grants an Award of Restricted Stock, the Company shall issue a certificate or certificates in respect of such Restricted Stock in the name of the recipient. The certificate shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to Restricted Stock in substantially the following form:

 “The transferability of the shares represented by this certificate is subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and United Fire Group, Inc. A copy of the Restricted Stock Agreement is on file in the offices of the Secretary of the Company, at 118 Second Avenue SE, Cedar Rapids, IA 52407-3909.”

XI. Terms and Conditions of Restricted Stock Unit Awards

A.Each award of Restricted Stock Units shall be evidenced by an RSU Agreement between the Grantee and the Company in such form as the Board of Directors from time to time may determine. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of RSU Agreements need not be identical.

B.    The Board of Directors may award Restricted Stock Units under the Plan for such consideration as the Board of Directors may determine, including, without limitation, cash, cash equivalents, past services and future services; provided, however, that to the extent that the Shares underlying an Award are to be newly issued Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Shares in the form of cash equivalents or services rendered to the Company or its Affiliated Companies, as the Board of Directors may determine.

C.    The Board of Directors may make an award of Restricted Stock Units subject to vesting. Vesting may occur, in full or in installments, upon satisfaction of the conditions specified in the RSU Agreement. During any restricted period, the recipient shall not sell, transfer, pledge or assign a Restricted Stock Unit awarded under the Plan. Upon the retirement, disability or death of a Grantee of Restricted Stock Units, or in special circumstances, the Board of Directors, in its sole discretion may waive, in whole or in part, any or all remaining restrictions with respect to such Grantee’s Restricted Stock Units. Notwithstanding the foregoing, each RSU Agreement shall provide that all Restricted Stock Units subject to the RSU Agreement shall become fully vested upon the occurrence of a Change in Control.
    D.    On or as soon as administratively practical following the applicable RSU Vesting Date (and in all events not later than sixty (60) days after the applicable RSU Vesting Date), the Company shall deliver to the Grantee of Restricted Stock Units a number of Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company) equal to the number of Restricted Stock Units that vested on the applicable Vesting Date (or if set forth in the RSU Agreement, a cash equivalent equal to the value of the RSUs on the Vesting Date). Upon settlement of any Restricted Stock Units in accordance with the foregoing provision of this XI(D) and settlement of any dividend equivalent rights in accordance with Subparagraph XI(F), the Grantee shall have no further rights with respect to any Restricted Stock Units that are so paid.

    E.    A Grantee of Restricted Stock Units shall have no rights as a shareholder of the Company, no dividend rights (except as shall be set forth in an RSU Agreement, pursuant to Subparagraph XII(C)), and no voting rights with respect to the Shares underlying or issuable in respect of such Restricted Stock Units until the Restricted Stock Units have vested and the underlying Shares have been issued to the Grantee. Except as shall be set forth in an RSU Agreement pursuant to Subparagraph XII(C) or required pursuant to Subparagraph VI(B)), no adjustment shall be made in respect of any Restricted Stock Unit for dividends or distributions or other rights in respect of any Share underlying a Restricted Stock Unit, for which the record date is prior to the date upon which the Grantee shall become the holder of record of such Shares.

XII. Limitations on Awards, Vesting, Repricing, Dividends and Dividend Equivalents.

1.No Grantee may receive Awards under the Plan that exceed $300,000 in aggregate grant date fair value in a calendar year. “Grant date fair value” means: (a) for Options, an amount determined on the date of the grant of such Option according to the Black-Scholes valuation methodology; and (b) for all other Awards other than Options, the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award.

2.Without approval of the shareholders of the Company, no Option may be repriced, replaced, regranted through cancellation, repurchased for cash or other consideration, or modified (except in connection with an adjustment pursuant to Subparagraph VI(B)), in each case if the effect would be to reduce the exercise price for the Shares underlying the Option.

3.An Option Agreement or RSU Agreement may provide that an Award includes the right to receive dividends or dividend equivalents (which provision may be limited solely to special dividends), payable in cash or Shares. Any dividends or dividend equivalents under an Award will be subject to the same vesting and performance conditions and payment dates as the underlying Shares, and in no event shall any dividends or dividend equivalents be paid to a Grantee unless and until the Award to which they relate has vested.

XIII.         Cancellation and Rescission of Awards

Unless an Award Agreement specifies otherwise, the Board of Directors may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired or unpaid Awards at any time if the participant does not comply with all applicable provisions of the applicable Award Agreement and the Plan.

XIV.         Amendments and Discontinuance of the Plan

The Board of Directors shall have the right at any time and from time to time to amend, modify, or discontinue the Plan provided that, except as provided in Subparagraph VI(C), no such amendment, modification, or discontinuance of the Plan shall (i) revoke or alter the terms of any Award previously granted pursuant to the Plan, (ii) increase the number of Shares to be reserved for issuance and sale pursuant to Awards granted pursuant to the Plan, (iii) decrease the price determined pursuant to the provisions of Subparagraph VIII(B), (iv) change the class of persons to whom Awards may be made pursuant to the Plan, (v) provide for Options exercisable more than 10 years after the date granted; or (vi) otherwise modify Subparagraphs XII(A) – (B).

XV.    Plan Subject to Governmental Laws and Regulations

The Plan and the terms of Awards made pursuant to the Plan are subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Board of Directors may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations.

XVI.        Liability Limited; Indemnification

A.    To the maximum extent permitted by Iowa law, the Company, the Board of Directors, the Committee and any members of the Board of Directors or the Committee shall not be liable for any action or determination made with respect to this Plan.

B.    In addition to such other rights of indemnification that they may have, the Company shall indemnify the members of the Board of Directors and the Committee to the maximum extent permitted by Iowa law against any and all liabilities and expenses incurred in connection with any action or determination made with respect to this Plan.

XVII. Miscellaneous

A.    The headings in this Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

B.    This Plan shall be governed by, and construed in accordance with, the laws of the State of Iowa, without regard to principles of conflict of laws of any jurisdiction.

C.    All notices and other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if delivered or mailed, addressed to the employee at the address contained in the records of the Company or to the Company at 118 Second Avenue, SE, Cedar Rapids, IA 52407-3909.

D.    Notwithstanding anything to the contrary in the Plan, neither the Board of Directors nor the Committee shall have any authority to take any action under the Plan where such action would affect the Company’s ability to account for any business combination as a “pooling of interests.”

XVIII. Duration of the Plan

The Board of Directors shall make no Awards pursuant to the Plan after the close of business on December 31, 2029.

XIV. Restatement and Supersedure.

    This Plan amends, restates, supersedes, and replaces the Predecessor Plan Document. All Awards granted under the Predecessor Plan Document shall be deemed to be Awards made hereunder.

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2026 Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Against	Abstain
01 - Scott L. Carlton (Class A Director)	☐	☐	☐
02 - Brenda K. Clancy (Class A Director)	☐	☐	☐
03 - Kevin J. Leidwinger (Class A Director)	☐	☐	☐
04 - Gilda L. Spencer (Class A Director)	☐	☐	☐
05 - Susan E. Voss (Class A Director)	☐	☐	☐

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Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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2026 Annual Meeting of United Fire Group, Inc. Shareholders

The 2026 Annual Meeting of Shareholders of United Fire Group, Inc. will be held on
May 20, 2026 10:00 a.m. Central Time, conducted live via the Internet at https://meetnow.global/MH7HMXN.

To access the webcast, you must have the information that is printed in the shaded bar located on the reverse side of this form.

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United Fire Group, Inc.

Notice of 2026 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 20, 2026, 10 a.m. Central Time, conducted live via the Internet at https://meetnow.global/MH7HMXN.

Sarah E. Madsen and Eric J. Martin, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of United Fire Group, Inc. to be held on May 20, 2026 at 10 a.m. Central Time, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each of the nominees identified in Proposal 1 and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

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